Exhibit 4.1

Execution Version

QUALITYTECH, LP
and
QTS FINANCE CORPORATION,
as Issuers,

QTS REALTY TRUST, INC.,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

INDENTURE

DATED AS OF November 8, 2017

4.750% SENIOR NOTES DUE 2025

CROSS-REFERENCE TABLE*

Trust Indenture
AcAct Section		Indenture Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	7.10
(b)		7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		12.02
(c)		12.02
313(a)		7.06
(b)	(1)	N.A.
(b)	(2)	7.06; 7.07
(c)		7.06
(d)		7.06
314(a)		4.03; 4.04; 12.01; 12.04
(b)		N.A.
(c)	(1)	12.03
(c)	(2)	12.03
(c)	(3)	N.A.
(d)		N.A.
(e)		12.04
(f)		N.A.
315(a)		7.01
(b)		7.05; 12.01
(c)		7.01
(d)		7.01
(e)		6.11
316(a)	(last sentence)	2.09
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		6.07
(c)		2.12
317(a)(1)		6.08
(a)(2)		6.09
(b)		2.04
318(a)		N.A
(b)		N.A.
(c)		N.A

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

ii

EXHIBITS

Exhibit A               FORM OF NOTE

Exhibit B               FORM OF CERTIFICATE OF TRANSFER

Exhibit C               FORM OF CERTIFICATE OF EXCHANGE

Exhibit D               FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E               FORM OF SUPPLEMENTAL INDENTURE

Exhibit F                FORM OF CERTIFICATE OF INCUMBENCY

iii

INDENTURE dated as of November 8, 2017 among QualityTech, LP, a Delaware limited partnership, QTS Finance Corporation, a Delaware corporation, QTS Realty Trust, Inc., a Maryland corporation (“QTS”), each of the Subsidiary Guarantors (as defined herein) party hereto, and Deutsche Bank Trust Company Americas, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee.

The Issuers (as defined herein), the REIT (as defined herein), the Subsidiary Guarantors and the Trustee (as defined herein) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ 4.750% Senior Notes due 2025 (the “Notes”, including the $400,000,000 aggregate principal amount of Notes to be issued on the date hereof (the “Initial Notes”)) and Additional Notes (as defined herein) that may be issued from time to time:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01          Definitions.

“144A Global Note” means a Global Note bearing the Private Placement Legend issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition or other asset acquisition from such Person or secured by a Lien encumbering any asset acquired from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, such Asset Acquisition or such other asset acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition or other asset acquisition shall not be Acquired Indebtedness.  Acquired Indebtedness shall be deemed to have been Incurred on the date such Person becomes a Restricted Subsidiary or on the date of consummation of such Asset Acquisition or other acquisition of assets.

“Additional Notes” means Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 2.13 and 4.09 hereof, which Notes shall have identical terms as the Initial Notes (other than the date of issuance and, if applicable, issue price, first interest payment date and the date from which interest will accrue) and will be part of the same series as the Initial Notes.

“Adjusted Total Assets” means, as of any date, the sum of (1) Total Assets at the end of the most recent fiscal quarter preceding such date for which internal financial statements are available; and (2) any increase in Total Assets following the end of such quarter determined on a Pro Forma Basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.00% of the principal amount of such Note; and

(2) the excess (if any) of:  (a) the present value at such redemption date of (i) the redemption price of such Note at November 15, 2020 (such redemption price being set forth in the table appearing in Section 3.07(d)

hereof) (excluding any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through November 15, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.  The Applicable Premium shall be calculated by the Issuers and not the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an investment by the Operating Partnership or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Operating Partnership or any Restricted Subsidiary; and

(2) an acquisition by the Operating Partnership or any Restricted Subsidiary from any other Person of (i) a Property (including a data center property) or (ii) other assets provided that such other assets constitute substantially all of a division or line of business of such Person and are used in a Permitted Business.

“Asset Sale” means any sale, issuance, transfer or other disposition (each, for purposes of this definition, a “disposition”), including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Operating Partnership or any Restricted Subsidiary to any Person other than the Operating Partnership or any Restricted Subsidiary of any assets or properties consisting of:

(1) all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Operating Partnership or a Restricted Subsidiary);

(2) all or substantially all of the property and assets of an operating unit or line of business of the Operating Partnership or any Restricted Subsidiary; or

(3) any other property and assets of the Operating Partnership or any Restricted Subsidiary (other than Capital Stock of a Person that is not a Restricted Subsidiary) outside of the ordinary course of business of the Operating Partnership or such Restricted Subsidiary;

provided that the term “Asset Sale” shall not include:

(A) dispositions of inventory, receivables and other current assets in the ordinary course of business of the Operating Partnership or such Restricted Subsidiary;

(B) dispositions of assets of the Operating Partnership or a Restricted Subsidiary or issuance or sale of Equity Interests of the Operating Partnership or any Restricted Subsidiary with a Fair Market Value, or involving net proceeds to the Operating Partnership or a Restricted Subsidiary, not in excess of the greater of (i) $25.0 million or (ii) 2.0% of Adjusted Total Assets in any transaction or series of related transactions;

(C) dispositions of cash, Temporary Cash Investments and Investment Grade Securities;

(D) a disposition of all or substantially all the assets of the Operating Partnership in accordance with Section 5.01 hereof;

(E) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(F) the surrender, expiration or waiver of contract rights or settlement, release or surrender of contract, tort or other claims;

(G) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof;

(H) the creation of a Lien not prohibited by this Indenture and the disposition of assets resulting from the foreclosure upon a Lien;

(I) the disposition of damaged, worn out or other obsolete property or property that is no longer used in the business of the Operating Partnership and the Restricted Subsidiaries;

(J) a transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(K) a transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(L) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Operating Partnership or any of its Restricted Subsidiaries, as applicable;

(M) the lapse or abandonment in the ordinary course of business of any registrations or application for registration of any patents, trademarks, copyrights, and other intellectual property rights not necessary in the conduct of the business of the Operating Partnership or its Restricted Subsidiaries;

(N) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(O) any involuntary loss of property, including any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of such property, or any involuntary damage or destruction of property;

(P) the unwinding of any Hedging Obligations in the ordinary course of business;

(Q) sales of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(R) Sale and Leaseback Transactions permitted by Section 4.13 hereof.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.  For purposes hereof, such present value shall be calculated using a discount  rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent  with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount  of Indebtedness  represented  thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying:

(A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness, and

(B) the amount of such principal payment; by

(2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to the Operating Partnership, its board of directors (or any duly authorized committee thereof) or, if the Operating Partnership does not have a board of directors, the board of directors (or any duly authorized committee thereof) of its general partner;

(2) with respect to the REIT, its board of directors (or any duly authorized committee thereof); and

(3) with respect to any other Person, (A) if the Person is a corporation, the board of directors (or any duly authorized committee thereof) of such Person, (B) if the Person is a partnership, the board of directors (or any duly authorized committee thereof) of the general partner of such Person, (C) if the Person is a member managed limited liability company, the board of directors (or any duly authorized committee thereof) of its managing member, and (D) with respect to any other Person, the board or similar body (or in each case any duly authorized committee thereof) of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, if such Person is a partnership or limited liability company and does not have a Secretary or an Assistant Secretary, the Secretary or an Assistant Secretary of its general partner or managing member) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, and limited liability company interests, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP.

“Capitalized Lease Obligations” means, as applied to any Person, the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation means, at the time of determination thereof, the discounted present value of the rental obligations under a Capitalized Lease as required to be reflected on the balance sheet of such Person in accordance with GAAP.

“Capitalized Value” means, as of any date, with respect to any Stabilized Property or Development Property owned or leased by the Operating Partnership or any of the Restricted Subsidiaries, an amount equal to the Net Operating Income (but not less than zero) from such Stabilized Property or Development Property for the most recent fiscal quarter for which internal financial statements are available, calculated on a Pro Forma Basis, multiplied by four (4), divided by 8.5%.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Operating Partnership and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13 (d)(3) of the Exchange Act)) other than to a Wholly Owned Subsidiary or a Permitted Holder in compliance with Article 5 hereof;

(b) the adoption of a plan relating to the liquidation or dissolution of the Operating Partnership or the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be);

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (within the meaning  of Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of “beneficial ownership” (as defined above) of at least 50% of the Voting Stock of the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be);

(d) the first day on which a majority of the members of the full Board of Directors of the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be) or the Operating Partnership  are not Continuing Directors;

(e) the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be) ceases to be the sole general partner of the Operating Partnership (or the direct owner of 100% of the Capital Stock (except for directors’ qualifying shares) of the entity that is the sole general partner of the Operating Partnership); or

(f) the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be) consolidates with or merges with or into any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be), in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the REIT (or any other ultimate parent entity of the Operating Partnership, as the case may be) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for shares of Voting Stock of the surviving or resulting Person having a majority of the total voting power of the outstanding shares of Voting Stock of such surviving or resulting Person (immediately after giving effect to such transaction).

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Event.

“Chief Financial Officer” and “chief financial officer” mean, when used with respect to the Operating Partnership, (A) so long as the REIT or a Subsidiary of the REIT is the general partner of the Operating Partnership, the principal financial officer of the Operating Partnership or the REIT or (B) if the REIT or a Subsidiary of the REIT is not the general partner of the Operating Partnership, the principal financial officer of the Operating Partnership or its ultimate parent entity; provided that, if the applicable principal financial  officer or officers, as the case may be, are not available at the time any such person would otherwise be required  to execute or deliver any document or certificate or make any determination pursuant to this Indenture,  then such certificate or other document may be executed and delivered or such determination may be made, as the case may be, by any other member of Senior Management of the Operating Partnership.

“Clearstream” means Clearstream Banking, S.A.

“Co-Issuer” means QTS Finance Corporation, a Delaware corporation, and any and all successors thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, and limited liability company interests, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes thereof.

“Common Units” means the limited partnership units of the Operating Partnership, that, by their terms must, at the option of the Holders thereof, be redeemed or repurchased by the Operating Partnership for cash or, at the option of the REIT, for Common Stock of the REIT.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Operating Partnership and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a Pro Forma Basis, plus, to the extent such amount was deducted in calculating Consolidated Net Income (without duplication):

(1) all Consolidated Interest Expense;

(2) all income tax expense, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes;

(3) all depreciation expense;

(4) all amortization expense, including amortization of deferred financing costs and the early write-off of financing costs;

(5) all non-recurring charges and extraordinary or non-recurring gains and losses; and

(6) all other non-cash items (including straight-line rent) reducing Consolidated Net Income (other than accruals or reserves for items that will require cash payments in future periods), including non-cash deferred compensation expense for officers and employees and amortization of stock grants and any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long lived assets pursuant to GAAP; less

(7) all non-cash items (including straight-line rent) increasing such Consolidated Net Income other than accruals of revenue in the ordinary course of business.

In addition, Consolidated EBITDA shall exclude the impact of all currency translation gains or losses related to non-operating currency transactions (including any net loss or gain resulting from Currency Agreements).

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense (whether accrued or paid) in respect of Indebtedness of the Operating Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including (without duplication):

(1) all interest expense that was capitalized during such period;

(2) amortization of debt discount (including the amortization of original issue discount);

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(5) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Operating Partnership or any Restricted Subsidiary;

(6) whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of the Operating Partnership) on any series of Disqualified Stock of the Operating Partnership and any series of Preferred Stock of any Restricted Subsidiary during such period; and

(7) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Operating Partnership or any of the Restricted Subsidiaries during such period;

excluding, to the extent included in interest expense above and without duplication:

(A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from such calculation) as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in accordance with GAAP;

(B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the Incurrence of any Indebtedness;

(C) amortization of deferred financing fees and debt issuance costs;

(D) any non-cash costs associated with Hedging Obligations and all after-tax gains and losses attributable to the settlement or termination of Interest Rate Agreements; and

(E) the amount of interest expense for such period attributable to any discontinued operations if the after-tax effect of income (loss) from such discontinued operations was excluded from Consolidated Net Income for such period.

“Consolidated Net Income” means, for any period, the net income (loss) of the Operating Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, without any reduction in respect of dividends on Preferred Stock or Disqualified Stock; provided that the following items shall be excluded in computing Consolidated Net Income, without duplication:

(1) the net income (or loss) of any Person, other than the Operating Partnership or a Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to the Operating Partnership or any Restricted Subsidiary by such Person during such period (and, for the avoidance of doubt, the amount of such cash dividends and other distributions shall be included in calculating Consolidated Net Income);

(2) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or other organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to the Operating Partnership or any Restricted Subsidiary by such Person during such period;

(3) all after-tax gains or losses attributable to Asset Sales and other asset dispositions;

(4) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations;

(5) all after-tax gains or losses attributable to the extinguishment, retirement or conversion of debt and all after-tax gains and losses attributable to the settlement or termination of Interest Rate Agreements;

(6) all after-tax extraordinary gains and extraordinary losses;

(7) all after-tax gains and losses realized as a result of the cumulative effect of a change in accounting principles;

(8) all impairment charges or asset write-offs or write-downs (other than with respect to inventory), including those related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP;

(9) all non-cash gains and losses attributable to mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133;

(10) any net income or loss included in the consolidated statement of operations with respect to non-controlling or minority interests;

(11) all non-cash charges and expenses related to stock-based compensation plans or other non-cash compensation;

(12) any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful);

(13) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance of Equity Interests, the making of any Permitted Investment, any acquisition, disposition or recapitalization or any incurrence or repayment of Indebtedness permitted to be Incurred by this Indenture (including any refinancing thereof), whether or not successful, including all fees and expenses in connection with any amendment or modification of any Indebtedness (including the Notes or the Existing Credit Facility); and

(14) any one-time non-recurring charges, such as litigation costs, settlements, transaction costs and severance charges.

“Construction in Process” means, as of any date, the aggregate amount of costs incurred for any build-outs, redevelopment, construction, or tenant improvements of a Property on or prior to the last day of the most recent fiscal quarter of the Operating Partnership for which internal consolidated financial statements are available that have been capitalized to and are reflected on the consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries as of the end of such fiscal quarter.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or validly waived.

“Continuing Directors” means, when used with respect to the REIT (or any other ultimate parent entity of the Operating Partnership) or the Operating Partnership as of any date of determination, any member of the full Board of Directors of such Person who:

(1) was a member of such full Board of Directors on the Issue Date (or, in the case of any such other ultimate parent entity other than the REIT, on the date such entity became such ultimate parent entity); or

(2) was nominated for election or elected to such full Board of Directors with the approval of a majority of the Continuing Directors of such Person who were members of such full Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Operating Partnership.

“Credit Facilities” means one or more debt facilities, commercial paper facilities, securities purchase agreements, indentures or similar agreements (including, in the case of the Operating Partnership and the Restricted Subsidiaries, the Existing Credit Facility), in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any notes, guarantees, collateral documents and other instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Operating Partnership or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the REIT or the Operating Partnership (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the chief financial officer of the Operating Partnership on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C) hereof.

“Development Property” means Property owned or acquired by the Operating Partnership or any of the Restricted Subsidiaries on which such Person is actively pursuing construction of one or more buildings for which construction is proceeding to completion without undue delay from permit delay or denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Operating Partnership or such Restricted Subsidiary.  Notwithstanding the foregoing, any such Property shall no longer be considered to be a Development Property at the earlier of:

(1) the date on which such property’s Capitalized Value exceeds its undepreciated book value determined in accordance with GAAP; and

(2) 24 months following the date of substantial completion of construction of the improvements related to such development (excluding tenant improvements); and

(3) the date on which the Operating Partnership designates such Development Property as a Stabilized Property,

and shall thereafter be considered a Stabilized Property for the purposes of the calculation of Total Assets and Adjusted Total Assets.  For the avoidance of doubt, an individual parcel of Property can be the site of both one or more Stabilized Properties and Development Properties as determined in the good faith judgment of the Operating Partnership’s chief financial officer.  Each individual phase of a given development shall be considered a separate and distinct project for purposes of this definition.

“Disqualified Stock” of any Person, means any class or series of Capital Stock (other than Common Units) of such Person that by its terms or otherwise is:

(1) required to be redeemed prior to the final Stated Maturity of the Notes, other than in exchange for Common Units or other Equity Interests of the Operating Partnership or the REIT that do not constitute Disqualified Stock;

(2) redeemable at the option of the Holder of such class or series of Capital Stock, at any time prior to the final Stated Maturity of the Notes, other than in exchange for Common Units or other Equity Interests of the Operating Partnership or the REIT that do not constitute Disqualified Stock; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for (A) provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions set forth in Sections 4.10 and 4.15 hereof and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Operating Partnership’s repurchase of the Notes as required pursuant to Sections 4.10 and 4.15 hereof, (B) customary put and call arrangements between joint venture partners with respect to their Common Stock in the joint venture entered into in the ordinary course of business shall not constitute Disqualified Stock or (C) requirements that Capital Stock issued to any employee of the Operating Partnership, any of its Restricted Subsidiaries or the REIT or to any plan for the benefit of employees of the Operating Partnership, its Restricted Subsidiaries or the REIT or by any such plan to such employees be repurchased by the REIT, the Operating Partnership or any Restricted Subsidiary in order to comply with applicable law or regulations or, pursuant to the terms of any equity incentive plan, equity award, employment agreement, severance agreement or similar agreement, as a result of such employee’s termination, death or disability shall not constitute Disqualified Stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of (1) the Operating Partnership or (2) the REIT; provided that the net proceeds of any such public or private offering by the REIT are contributed by the REIT to the equity capital of the Operating Partnership.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” means the Fifth Amended and Restated Credit Agreement, dated as of December 20, 2016, by and among the Operating Partnership, as borrower, KeyBank National Association, as agent, the lenders party thereto from time to time, and the other parties thereto, including any notes, guarantees, collateral documents and other instruments or agreements executed in connection therewith, and, in each case, as the same may be further amended, restated (whether upon or after termination or otherwise), refinanced, replaced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances; provided that any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $25.0 million will be as determined in good faith by the principal financial officer of the REIT, and such determination shall be conclusive.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, and any direct or indirect Subsidiary of such Foreign Subsidiary.

“Funds From Operations” means, for any period, the Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in calculating Consolidated Net Income (without duplication):

(1) depreciation of Property (including furniture and equipment); plus

(2) amortization of Property (including below market lease amortization net of above market lease amortization); plus

(3) amortization of customer relationship intangibles and service agreements; plus

(4) amortization and early write-off of unamortized deferred financing costs; plus

(5) losses (A) attributable to the extinguishment of debt and to the settlement or termination of Hedging Obligations or (B) attributable to sales of Property; plus

(6) non-cash impairment charges; less

(7) gains (A) attributable to the extinguishment of debt and to the settlement or termination of Hedging Obligations or (B) attributable to sales of Property.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.”  All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“General Partner” means the REIT, in its capacity as sole general partner of the Operating Partnership.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Subsidiary Guarantors and, at such times (if any) as the REIT is Guaranteeing or, pursuant to Section 4.16 hereof, is required to Guarantee the Notes, the REIT, collectively.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement, Currency Agreement or any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in or manage exposure to commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who are not also QIBs.

“IAI Global Note” means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest or dividends nor the accretion of original issue discount shall be considered to be an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in items (1) or (2) above or items (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services (including earn-out obligations), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business in connection with obtaining goods, materials or services;

(5) all Attributable Debt and Capitalized Lease Obligations of such Person;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become unconditional obligations of such Person or any of the Restricted Subsidiaries);

(8) to the extent not otherwise included in this definition, Hedging Obligations; and

(9) Disqualified Stock of such Person or, with respect to any Restricted Subsidiary, any Preferred Stock;

if, and to the extent, any of the preceding items (other than items (3), (5) (solely as to Attributable Debt), (6), (7), (8) or (9)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that, if the amount of any such Indebtedness as reflected on such balance sheet differs from the amount of such Indebtedness determined in accordance with the provisions of the next succeeding paragraph, then the amount of such Indebtedness shall be deemed to be the amount calculated in accordance with the next succeeding paragraph.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(A) the amount outstanding at any time of any Indebtedness shall, to the extent applicable, be determined in accordance with clause (8) of Section 4.09 hereof;

(B) the amount outstanding at any time of any Disqualified Stock or Preferred Stock, shall be the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium or accrued and unpaid dividends or distributions) or the principal component or liquidation preference of such Disqualified Stock or Preferred Stock;

(C) the amount outstanding at any time of any Hedging Obligation shall be the net termination values of such agreements or arrangements giving rise to such obligation that would be payable or receivable by such Person at such time; and

(D) Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the preamble of this Indenture.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Jefferies LLC, TD Securities (USA) LLC, Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Synovus Securities, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Coverage Ratio” means, as of any date, the ratio of (1) the Consolidated EBITDA to (2) the Consolidated Interest Expense, in each case on an annualized basis based on the two (2) most recent fiscal quarters for which financial statements are available.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Operating Partnership and the Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to such Person or any payment for property or services solely for the account or use of such Person, or otherwise), or any purchase or acquisition of Equity Interests, bonds, Notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Equity Interests (and any other Investment), held by the Operating Partnership or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(A) “Investment” shall include the portion (proportional to the Operating Partnership’s equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(B) the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(C) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investment Grade Government Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Temporary Cash Investments), which in any such case have an Investment Grade rating from either Moody’s or S&P or an equivalent investment grade rating from any other nationally recognized statistical rating organization;

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) above, which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3) instruments equivalent to those referred to in clauses (1) and (2) above denominated in euro or any other foreign currency comparable in credit quality to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Investment Grade Securities” means:

(1) Investment Grade Government Securities;

(2) Securities that have an Investment Grade rating, but excluding any debt securities or loans or advances between and among the Operating Partnership and its Subsidiaries; and

(3) Investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Issue Date” means November 8, 2017.

“Issuers” means collectively, the Operating Partnership and the Co-Issuer.

“Land Assets” means real property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) and construction of infrastructure has not yet commenced.

“Leased Rate” means, with respect to any Property at any time, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Property actually leased by tenants to (b) the aggregate Net Rentable Area of such Property.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Leverage Ratio” means, on any date, the ratio of (1) the aggregate amount of Indebtedness of the Operating Partnership and the Restricted Subsidiaries as of such date less the aggregate amount of cash and Temporary Cash Investments of the Operating Partnership and the Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, to (2) the Consolidated EBITDA for the most recent fiscal quarter for which financial statements are available multiplied by four.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Monthly Recurring Charges” means, for any period and with respect to any Property, the amount due under the leases for such Property for recurring rent and services as shown on the Rent Roll for such Property.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds received by the Operating Partnership or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to any Issuer or any of the Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, without duplication, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording taxes) related to such Asset Sale;

(2) provisions for all taxes actually paid or payable as a result of such Asset Sale by the Operating Partnership and the Restricted Subsidiaries, taken as a whole, as reasonably determined by the Operating Partnership (and taking into account whether any such sale qualifies for non-recognition treatment under

Section 1031 of the Code) and further taking into account any distributions contemplated by clause (3) below, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Operating Partnership and the Restricted Subsidiaries if the Operating Partnership and each Restricted Subsidiary in which the Operating Partnership owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and, in each case, without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

(3) distributions to the REIT in order for the REIT to pay a capital gain dividend in respect of such Asset Sale;

(4) all payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or (B) is required, by its terms, by applicable law or for any other reason, to be repaid out of the proceeds from such Asset Sale;

(5) all distributions and other payments required to be made to minority interest Holders in Restricted Subsidiaries as a result of such Asset Sale;

(6) any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds shall be increased by any portion of funds in the escrow that are released to the Operating Partnership or any Restricted Subsidiary;

(7) amounts reserved by the Operating Partnership and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(8) any payments required under Tax Protection Agreements as a result of such Asset Sale.

The term “Net Cash Proceeds,” when used with respect to a Sale and Leaseback Transaction, shall have a correlative meaning.

“Net Operating Income” means, for any Property for any period, an amount equal (but not less than zero) to the sum of:

(1) the rents, common area reimbursements and service and other revenue, excluding straight-line rent, for such Property determined in accordance with GAAP for such period received in the ordinary course of business from tenants or licensees paying rent, and termination fees received for such of not greater than 1.0% of the aggregate Monthly Recurring Charges for such period (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ or licensees’ obligations for rent and any non-recurring fees, charges or amounts (excluding Set-up Fees), minus

(2) all expenses paid or accrued and related to the lease, ownership, operation or maintenance of such Property for such period determined in accordance with GAAP, including, but not limited to, taxes, assessments and other governmental charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, and other direct operating expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Operating Partnership and its Restricted Subsidiaries, any property management fees and straight-line rents), minus

(3) the greater of (i) actual property management expenses of such Property for such period or (ii) an amount equal to 4.0% of the gross revenues from such Property for such period excluding straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to Financial Accounting Standards Board Statement No. 141R, minus

(4) all rents, common area reimbursements and other revenue for such Property determined in accordance with GAAP received during such period from tenants or licensees in default of payment obligations under their lease unless such tenants or licensees have made a payment of such amounts in each month due other than amounts contested, in which case only amounts contested and not paid are excluded, or with respect to leases as to which the tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding, and plus

(5) any one-time non-recurring charges, such as litigation costs, settlements, transaction costs and severance charges, to the extent deducted pursuant to clause (2), (3) or (4) above in calculating Net Operating Income of such Property for such period, determined in accordance with GAAP.

Notwithstanding anything to the contrary contained herein, Set-up Fees that are amortized over the term of an applicable lease shall be included in determinations of Net Operating Income.

Net Operating Income shall exclude (i) all losses and expenses to the extent covered by third-party insurance which (x) has actually been reimbursed or otherwise paid in the applicable period or (y) the Operating Partnership reasonably determines will be reimbursed or paid by the applicable insurance carrier so long as the applicable insurance carrier has been notified in writing of such loss or expense and not denied coverage therefor and, (ii) expenses relating to the relocation of customers as a result of any casualty or condemnation event or temporary shutdown, in whole or in part, of any Property.

“Net Rentable Area” means, as of any date, with respect to any Property, the net rentable square footage available for lease determined in accordance with the Rent Roll for such Property as of such date, the manner of such determination to be reasonably consistent for all Properties of the same type unless otherwise determined to be necessary or appropriate in the good faith judgment of the chief financial officer of the Operating Partnership.

“Note Guarantee” means a Guarantee of the payment of the Notes and the Issuers’ other respective obligations under this Indenture by a Guarantor pursuant to this Indenture (including any supplemental indentures hereto).

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offer to Purchase” means an offer by the Issuers to purchase Notes from the Holders commenced by sending a notice to the Trustee and each Holder electronically or by first class mail at its registered address or otherwise in accordance with the procedures of the Depositary stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 15 days or later than 60 days from the date such notice is mailed) (“Payment Date”);

(3) that any Note not tendered shall continue to accrue interest pursuant to its terms;

(4) that, subject to satisfaction of any conditions specified in such notice, unless the Issuers default in the payment of the purchase price, together with accrued and unpaid interest, if any, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or, in the case of a Note in global form registered in the name of the Depositary or its nominee, in accordance with the Depositary’s applicable procedures, in each case prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders shall be entitled to withdraw their election (in the case of Notes in global form registered in the name of the Depositary or its nominee) in accordance with the Depositary’s applicable procedures, so long as such withdrawal is effected prior to the close of business on the third Business Day immediately preceding the Payment Date, or if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter or an instruction to the Depositary, as applicable, setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Notes must be tendered for purchase in a minimum principal amount of $2,000 or any integral multiple of $1,000 in excess thereof and that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, the Issuers shall:

(A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(B) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and accrued and unpaid interest, if any, thereon; and

(C) promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Operating Partnership.

The Paying Agent shall promptly mail (or, if a Holder of Notes has given wire transfer instructions to the paying agent, pay by wire transfer in accordance with those instructions) or, in the case of Notes in global form, wire transfer or otherwise transmit in accordance with the Depositary’s procedures to the Holders of Notes so accepted payment in an amount equal to the purchase price, including with accrued and unpaid interest, if any, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000.  The Issuers shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

“Offering Memorandum” means the final offering memorandum dated October 25, 2017 relating to the offering of the Initial Notes by the Issuers.

“Officer” means, with respect to any Person, (a) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, the persons holding the positions set forth in clause (a) of any direct or indirect general partner or managing member, as the case may be, of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 12.04 hereof; provided that, with respect to an Officers’ Certificate of the Operating Partnership, such Officers may be Officers of the REIT or any other ultimate parent entity of the Operating Partnership as the case may be.

“Operating Partnership” means QualityTech, LP, a Delaware limited partnership, and any and all successors thereto.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04 hereof.  The counsel may be an employee of or counsel to the Operating Partnership or any Subsidiary of the Operating Partnership.

“Pari Passu Indebtedness” means any Indebtedness of any Issuer or any Subsidiary Guarantor, as applicable, that ranks pari passu in right of payment with the Notes or the Note Guarantees of such Subsidiary Guarantor, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 15, 2013, as such agreement may be amended, restated or replaced from time to time.

“Payment Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Permitted Business” means (i) any business activity in which the Operating Partnership and the Restricted Subsidiaries are engaged or propose to be engaged in (as described in the Offering Memorandum, including any documents incorporated or deemed to be incorporated by reference therein) on the Issue Date, (ii) any business activity reasonably related to those described in clause (i) above or otherwise reasonably related to data center properties or other properties customarily constituting assets of a data center real estate investment trust, or (iii) any business reasonably related, ancillary or complementary to, or reasonable expansions or extensions of, those described in clause (i) or (ii) above.

“Permitted Holders” means Chad L. Williams and his Affiliates and Permitted Transferees.

“Permitted Investment” means:

(1) an Investment in (a) the Operating Partnership or any Restricted Subsidiary or (b) in a Person that shall, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Operating Partnership or any of the Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer, and provided further that such Person’s primary business is a Permitted Business;

(2) Investments in cash or Temporary Cash Investments or Investment Grade Securities;

(3) one or more Investments in Permitted Joint Ventures having an aggregate Fair Market Value which, when taken together with all other Investments made pursuant to this clause (3) and then outstanding, does not exceed an amount equal to the greater of (i) $375.0 million or (ii) 10% of Adjusted Total Assets as of the date any such Investment in made (with the amount of each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(4) receivables owing to the Operating Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Operating Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) loans or advances to directors, officers, employees or consultants of the Operating Partnership and the Restricted Subsidiaries made in the ordinary course of business of the Operating Partnership or such Restricted Subsidiary;

(6) an Investment in any Person where such Investment was acquired by the Operating Partnership or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Operating Partnership or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer or obligor of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Operating Partnership or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Operating Partnership or any Restricted Subsidiary;

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Operating Partnership; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 4.07(a)(C) hereof;

(9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(10) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any disposition of assets or rights not constituting an Asset Sale;

(11) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(12) any Investment of the Operating Partnership or any of the Restricted Subsidiaries existing on, or made pursuant to a binding commitment existing on, the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment or commitment as in effect on the Issue Date;

(13) Guarantees of Indebtedness permitted to be Incurred by the Operating Partnership or any of the Restricted Subsidiaries pursuant to Section 4.09 hereof;

(14) Investments in respect of Hedging Obligations;

(15) entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees shall not be permitted by this clause (15));

(16) Investments in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

(17) any Investment in any Subsidiary or joint venture in which the Operating Partnership or a Restricted Subsidiary owns Equity Interests in connection with intercompany cash management arrangements or related activities in the ordinary course of business;

(18) any Permitted Mortgage Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, when taken with all other Permitted Mortgage Investments made pursuant to this clause (18) and then outstanding, do not exceed the greater of (i) $150.0 million and (ii) an amount equal to 5.0% of Adjusted Total Assets as of the date any such Permitted Mortgage Investment is made;

(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, when taken with all other Investments made pursuant to this clause (19) and then outstanding, does not exceed the greater of (i) $150.0 million and (ii) an amount equal to 7.5% of Adjusted Total Assets as of the date any such Investment is made;

(20) shares of “money markets funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per share value, invest principally in certain investments and have total assets in excess of $50.0 million;

(21) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business; and

(22) any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.11 herein (except the transactions under clauses (1), (4), (9), (10), (11) and (13) of Section 4.11(b)).

“Permitted Joint Venture” means a Person owned 50% or more by the Operating Partnership and/or any of the Restricted Subsidiaries if:

(1) such Person is primarily engaged in a Permitted Business; and

(2) the Operating Partnership or any Restricted Subsidiary has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates primarily, directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of data centers, which in each case has an Investment Grade rating from either Moody’s or S&P or an equivalent investment grade rating from any other nationally recognized statistical rating organization.

“Permitted Non-Recourse Guarantees” means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by the Operating Partnership or any of the Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Equity Interests) of a joint venture (so long as such joint venture is not a Restricted Subsidiary) or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Operating Partnership or any Restricted Subsidiary except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions).

“Permitted Tax Payments” means, with respect to any year, any distributions to Holders of Equity Interests of the Operating Partnership, or a Restricted Subsidiary in which the Operating Partnership owns less than 100% of the Equity Interests, sufficient to provide the REIT with a distribution equal to the amount of federal, state and local income taxes, as reasonably determined by the Operating Partnership, that have been actually paid or are payable by the REIT.

“Permitted Transferee” means, with respect to Chad L. Williams, (i) his spouse, (ii) his lineal descendant, natural or adopted, or the spouse of such lineal descendant and (iii) the trustee of a trust, a partnership or any other entity, in each case having one or more of the individuals described in clauses (i) or (ii) of this definition, as the substantial beneficiaries, in each case formed for bona fide estate planning purposes.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership or limited liability company interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma” or “Pro Forma Basis” means that the following adjustments have been made:

(1) if the specified Person or any of the Restricted Subsidiaries Incurs, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings and other than the Incurrence or repayment of Indebtedness pursuant to any revolving credit arrangement unless such Indebtedness has been permanently repaid and the related commitments terminated and not replaced) or issues, repurchases or redeems Preferred Stock, in each case during the period commencing on the first day of the specified period and ending on the Transaction Date, then the Consolidated Interest Expense shall be calculated giving pro forma effect (determined in good faith by the Operating Partnership’s chief financial officer) to such Incurrence, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

(2) Asset Sales and Asset Acquisitions that have been made by the specified Person or any of the Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of the Restricted Subsidiaries acquired by the specified Person or any of the Restricted Subsidiaries, and including all Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Sales and including increases in ownership of Restricted Subsidiaries during a certain period, shall be given pro forma effect (including giving pro forma effect to the application of proceeds of any Asset Sale) (determined in good faith by the Operating Partnership’s chief financial officer) as if they had occurred and such proceeds had been applied on the first day of such specified period and after giving effect to Pro Forma Cost Savings;

(3) Consolidated EBITDA shall be adjusted to give effect to all Pro Forma Cost Savings;

(4) the Consolidated EBITDA and Consolidated Net Income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, shall be excluded;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense shall not be obligations of the specified Person or any of the Restricted Subsidiaries following the Transaction Date;

(6) any Person that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during the specified period;

(7) any Person that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during the specified period; and

(8) if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness).  Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime rate or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen or, if no such rate was chosen, then based upon such rate as the Operating Partnership may designate.  Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the specified period, except as set forth in clause (1) of this definition.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses that:

(1) were directly attributable to an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the calculation date and that (A) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (B) the Operating Partnership reasonably determines shall actually be realized within 24 months of the calculation date; or

(2) were actually implemented prior to the calculation date in connection with or as a result of an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.

“Property” means any real property or facility, or any portion thereof (and all fixtures, improvements, appurtenances and related assets thereof and therein), owned by the Operating Partnership or any of the Restricted Subsidiaries or in which the Operating Partnership or any of its Restricted Subsidiaries holds a leasehold interest.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QTS” has the meaning set forth in the preamble of this Indenture.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Operating Partnership or any of its Subsidiaries pursuant to which the Operating Partnership or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Operating Partnership or any of its Subsidiaries) and

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether existing on the Issue Date or arising in the future) of the Operating Partnership or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.  The grant of a security interest in any accounts receivable of the Operating Partnership or any of the Restricted Subsidiaries to secure Indebtedness of the Operating Partnership or any Restricted Subsidiary Incurred under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means each of S&P and Moody’s; or if either S&P or Moody’s (or both) ceases issuing a rating on the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Operating Partnership to substitute for S&P or Moody’s (or both).

“Rating Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Rating Event” means, with respect to any Change of Control, the credit rating on the Notes is lowered by one or more gradations (including gradations within rating categories, as well as between categories) or is withdrawn by at least one of the Rating Agencies during the Rating Decline Period; provided that in making the relevant decision to downgrade or withdraw such rating, the relevant Rating Agency announces publicly or confirms in writing during such Rating Decline Period that such decision resulted, in whole or in part, from the occurrence or expected occurrence of such Change of Control or the announcement of the intention to effect such Change of Control.

“Receivables Entity” means a Wholly Owned Subsidiary of the Operating Partnership (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Operating Partnership in which the Operating Partnership or any Subsidiary of the Operating Partnership makes an Investment and to which the Operating Partnership or any Subsidiary of the Operating Partnership transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Operating Partnership and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Operating Partnership (as provided below) as a Receivables Entity and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(a) is Guaranteed by the Operating Partnership, the REIT or any Subsidiary of the Operating Partnership or the REIT (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(b) is recourse to or obligates the Operating Partnership, the REIT or any Subsidiary of the Operating Partnership or the REIT in any way other than pursuant to Standard Securitization Undertakings, or

(c) subjects any property or asset of the Operating Partnership, the REIT, or any Subsidiary of the Operating Partnership or the REIT, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Operating Partnership, the REIT, nor any Subsidiary of the Operating Partnership or the REIT has any material contract, agreement, arrangement or understanding other than on terms which the Operating Partnership reasonably believes to be no less favorable to the REIT, the Operating Partnership or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the REIT or the Operating Partnership; and

(3) to which neither the Operating Partnership, the REIT nor any Subsidiary of the Operating Partnership or the REIT has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Operating Partnership shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Operating Partnership giving effect to such designation and an Officers’ Certificate signed by the chief financial officer of the Operating Partnership certifying that such designation complied with the foregoing conditions.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Note” means any Note initially sold in reliance on Rule 903 of Regulation S.

“Reinstatement Date” has the meaning set forth in Section 4.17 hereof.

“REIT” means QTS Realty Trust, Inc., a Maryland corporation, and any and all successors thereto.

“Rent Roll” means a report prepared by the Operating Partnership in respect of a Property setting forth its occupancy rates, lease expiration dates, lease rent and other information.

“Replacement Assets” means any property or assets (other than Indebtedness and Equity Interests) to be used in a Permitted Business.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and over matters concerning the Notes.

“Restricted Definitive Note” means a Definitive Note that bears or is required to bear the Private Placement Legend.

“Restricted Global Note” means a Global Note that bears or is required to bear the Private Placement Legend.

“Restricted Period” means, with respect to any Regulation S Note (including beneficial interests in any Regulation S Global Note), the 40-day distribution compliance period as defined in Regulation S with respect to such Regulation S Note.

“Restricted Subsidiary” means any Subsidiary of the Operating Partnership other than an Unrestricted Subsidiary.  For avoidance of doubt, as of the Issue Date, the Co-Issuer is a Restricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred or being transferred by such Person to the lessor; provided, however, that the transaction described in QTS’ Annual Report on Form 10-K for the year ended December 31, 2016 in Item 2.  “Properties-Description of our Properties-Atlanta Metro” relating to the sale-leaseback transaction with the Development Authority of Fulton County shall not constitute a Sale and Leaseback Transaction.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Secured Indebtedness” means outstanding Indebtedness secured by a Lien upon the properties or other assets of the Operating Partnership or any of the Restricted Subsidiaries.  For the avoidance of doubt, Attributable Debt shall be considered to be secured by the asset that is the subject of the Sale and Leaseback Transaction.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management” means, when used with respect to the Operating Partnership, (A) so long as the REIT or a Subsidiary of the REIT is the General Partner of the Operating Partnership, the principal executive officer, president, principal financial officer, principal accounting officer or principal operating officer of the Operating Partnership or the REIT or (B) if the REIT or a Subsidiary of the REIT is not the general partner of the Operating Partnership, the same officers of the Operating Partnership or of the direct or indirect parent entity of the Operating Partnership.

“Set-up Fees” means the amounts paid by a tenant or licensee under a lease for an installation and other set-up activities performed by the Operating Partnership or any of the Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that is a “Significant Subsidiary” of the Operating Partnership within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (as in effect on the Issue Date).  Unless otherwise expressly stated or the context otherwise requires, whether a Restricted Subsidiary is a Significant Subsidiary shall be determined as of the end of the most recent fiscal quarter for which internal financial statements of the Operating Partnership are available.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Stabilized Property” means a Property which (1) contains improvements that are in operating condition and which Property is available for occupancy and with respect to which valid certificates of occupancy have been issued and are in full force and effect or (2) has become a Stabilized Property by virtue of the definition of  Development Property.  For the avoidance of doubt, an individual parcel of Property can be the site of both one or more Stabilized Properties and Development Properties, as determined in the good faith judgment of the Operating Partnership’s chief financial officer.  Once a project becomes a Stabilized Property, it shall remain a Stabilized Property.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Operating Partnership or any Subsidiary of the Operating Partnership which are customary in an accounts receivable transaction.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” of any Issuer means any Indebtedness of such Issuer that is expressly subordinated to and junior in right of payment to the Notes.  “Subordinated Indebtedness” of any Subsidiary Guarantor means any Indebtedness of such Subsidiary Guarantor that is expressly subordinated to and junior in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned or controlled, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantee” means a Note Guarantee by a Subsidiary Guarantor.

“Subsidiary Guarantor” means (i) each Subsidiary of the Operating Partnership (other than the Co-Issuer) that provides a Note Guarantee on the Issue Date and (ii) each other Restricted Subsidiary that Guarantees the Notes in compliance with Section 4.16 hereof, in each case until such Person is released from its Note Guarantee pursuant to the terms of this Indenture.

“Subsidiary Indebtedness” means all unsecured Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Tax Protection Agreement” means the Tax Protection Agreement dated as of October 15, 2013 by and among the REIT, the Operating Partnership, Mr. Chad L. Williams and his affiliates and family members who own common units of the Operating Partnership, as amended, modified or restated from time to time; provided that the terms of any such amended, modified or restated agreement, taken as a whole, is not materially more disadvantageous to the Operating Partnership and the Restricted Subsidiaries than the agreement as in effect on the Issue Date.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof having maturities of not more than 365 days from the date of acquisition;

(2) time deposits accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than 120 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Operating Partnership) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition; and

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the Issue Date.

“Total Assets” means, as of any date, the sum (without duplication) of:

(1) the Capitalized Value of all Stabilized Properties owned by the Operating Partnership or any Restricted Subsidiary as of such date or in which the Operating Partnership or any Restricted Subsidiary has a 100% leasehold interest as of such date;

(2) the undepreciated book value determined in accordance with GAAP of all Development Properties and, without duplication, Construction in Process with respect to Property owned by the Operating Partnership or any Restricted Subsidiary as of such date or in which the Operating Partnership or any Restricted Subsidiary has a 100% leasehold interest as of such date; and

(3) the book value determined in accordance with GAAP of all Land Assets, all Property held for future development and all other assets (excluding (a) accounts receivable (other than Investments in notes receivable and advances receivable, to the extent they constitute accounts receivable) and (b) intangibles) of the Operating Partnership and the Restricted Subsidiaries as of such date, in each case, determined on a consolidated basis as of the end of the most recent fiscal quarter for which internal financial statements are available.

“Total Unencumbered Assets” means, as of any date, the Adjusted Total Assets of the Operating Partnership and its Restricted Subsidiaries as of such date, less any such assets pledged as of such date as collateral to secure any obligations with respect to Secured Indebtedness; provided that all Investments by the Operating Partnership and the Restricted Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such Investments would have otherwise been included.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Operating Partnership or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in Article 5 hereof, the day on which such transaction is to be consummated.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2020; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Operating Partnership that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Operating Partnership in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Operating Partnership may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Operating Partnership) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of the Operating Partnership or any of the Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

(A) any Guarantee by the Operating Partnership or any of the Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Operating Partnership or the Restricted Subsidiary at the time of such designation;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof; and

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.07 and Section 4.09 hereof;

The Board of Directors of the Operating Partnership may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(X) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(Y) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred or made at such time, have been permitted to be Incurred or made (and shall be deemed to have been Incurred or made) for all purposes of this Indenture.

Any such designation by the Board of Directors of the Operating Partnership shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means, as of any date, the total outstanding Indebtedness of the Operating Partnership and the Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the relevant currency exchange rate in effect on the date of such determination.  Except as described under Section 4.09 hereof, whenever it is necessary to determine whether the Operating Partnership has complied with any covenant in this Indenture or a Default shall have occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency, as determined by the chief financial officer of the Operating Partnership.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, trustees or other voting members of the governing body of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Operating Partnership, all the Capital Stock of which (other than directors’ qualifying shares and shares required by applicable law to be held by a person other than the Operating Partnership or a Restricted Subsidiary) is owned by the Operating Partnership or another Wholly Owned Subsidiary.

Section 1.02          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11(a)
“Applicable Law”	12.13
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“Guaranteed Indebtedness”	4.16(b)
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Permitted Debt”	4.09(4)
“Refinance”	4.09(4)(E)
“Registrar”	2.03
“Reinstatement Date”	4.17(c)
“REIT Guaranteed Indebtedness”	4.16(b)
“Restricted Payments”	4.07(a)(4)
“Subject Indebtedness”	4.16(a)
“Subsidiary Guaranteed Indebtedness”	4.16(a)
“Suspended Covenants”	4.17(a)
“Suspended Guarantees”	4.17(b)
“Suspension Period”	4.17(c)
“transfer”	5.01(a)

Section 1.03          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Operating Partnership and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04          Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01          Form and Dating.

(a)   General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is hereby incorporated and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation legend or endorsement is in a form acceptable to the Operating Partnership).  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Operating Partnership, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)   Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases and redemptions of such Notes.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)   Regulation S Global Notes; Euroclear and Clearstream Procedures Applicable.  Prior to the expiration of the Restricted Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Euroclear and Clearstream as Participants in the Depositary.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in Regulation S Global Notes that are held through Euroclear or Clearstream.

Section 2.02          Execution and Authentication.

At least one Officer of each of the Operating Partnership and the Co-Issuer must sign the Notes by manual or facsimile signature.  Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Operating Partnership signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Operating Partnership pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Operating Partnership to authenticate the Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent for service of notices and demands.

Section 2.03          Registrar and Paying Agent.

The Operating Partnership will maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Operating Partnership initially appoints the Trustee, and the Trustee agrees to initially act as the Registrar and Paying Agent.  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Operating Partnership may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Operating Partnership may change any Paying Agent or Registrar without notice to any Holder.  The Operating Partnership will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Operating Partnership fails to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such.  The Operating Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.

The Operating Partnership initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04          Paying Agent to Hold Money in Trust.

The Operating Partnership will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee in writing of any Default by the Operating Partnership in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Operating Partnership at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Operating Partnership or a Subsidiary) will have no further liability for the money.  If the Operating Partnership or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Operating Partnership, the Trustee will serve as Paying Agent for the Notes.

Section 2.05          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Operating Partnership will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and the Operating Partnership shall otherwise comply with TIA §312(a).

Section 2.06          Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)   Either Issuer receives notice from the Depositary that it is unwilling or unable to continue to act as depositary for the Global Notes or it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary; or

(2)   there shall have occurred and be continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in clauses (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be replaced or exchanged, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)   Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)  both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)  both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)   Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)   Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)  if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case, if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)   Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)   if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)   if such beneficial interest is being transferred to the Operating Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)   [Intentionally Omitted].

(3)   Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)  if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case, if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)   Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)   Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)   if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)   if such Restricted Definitive Note is being transferred to the Operating Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case,  if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the applicable Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)   Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A), (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)   Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)   Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)   Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)   Private Placement Legend.

(A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.  BY ITS ACQUISITION OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, THE HOLDER, FOR THE BENEFIT OF THE OPERATING PARTNERSHIP AND CO-ISSUER REFERRED TO HEREIN, (A) REPRESENTS THAT EITHER (1) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT) (A “QIB”) AND THAT IT IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN EACH CASE IN COMPLIANCE WITH RULE 144A, (2) IT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS NOTE OR ANY BENEFICIAL INTERESTS HEREIN FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (3) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) THAT IS ACQUIRING THIS NOTE OR A BENEFICIAL INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER IAI, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (B) ACKNOWLEDGES THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, AND (C) AGREES THAT THIS NOTE AND ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A GLOBAL NOTES, IAI GLOBAL NOTES AND RESTRICTED DEFINITIVE

NOTES ISSUED IN EXCHANGE FOR SUCH GLOBAL NOTES:  ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES ISSUED IN EXCHANGE FOR SUCH GLOBAL NOTES:  40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT)]  ONLY (1) TO THE OPERATING PARTNERSHIP OR ITS SUBSIDIARIES, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN EACH CASE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (4) OUTSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN IAI THAT IS ACQUIRING THIS NOTE OR AN INTEREST HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER IAI, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN EACH OF THE FOREGOING CASES, TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND, SUBJECT TO THE RIGHT OF THE OPERATING PARTNERSHIP AND THE NOTE REGISTRAR UNDER THE INDENTURE HEREINAFTER REFERRED TO PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (5) OR (6) ABOVE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE DELIVERY OF AN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE OPERATING PARTNERSHIP AND THE REGISTRAR, IN ADDITION TO THE CERTIFICATIONS AND, IF APPLICABLE, OPINION OF COUNSEL REQUIRED PURSUANT TO THE INDENTURE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OR OTHER TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTERESTS HEREIN OF THE TRANSFER RESTRICTIONS SET FORTH IN CLAUSE (C) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.”

(B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)   Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE OPERATING PARTNERSHIP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS

CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE OPERATING PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)   General Provisions Relating to Transfers and Exchanges.

(1)   To permit registrations of transfers and exchanges, the Operating Partnership will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(2)   No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.04 hereof).

(3)   [Omitted intentionally.]

(4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Operating Partnership, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)   Neither the Registrar nor the Operating Partnership will be required:

(A)  to issue, to register the transfer of or to exchange any Notes during the 15-day period prior to the date on which a notice of redemption of Notes to be redeemed is sent to Holders under Section 3.03 hereof;

(B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Operating Partnership may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, on  and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Operating Partnership shall be affected by notice to the contrary.

(7)   The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)   None of the Issuers, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records of DTC or any nominee or participant or member thereof relating to, or payments made with respect to, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its Applicable Procedures.  The Trustee, the Registrar and any Paying Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Participants and other members, participants and any beneficial owners.

(10) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or any Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Operating Partnership to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.  The Issuers may charge for their expenses in replacing a Note, including any taxes or governmental charges that may be imposed in relation thereto.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall provide (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Operating Partnership or an Affiliate of the Operating Partnership holds the Note.  Notes held by the Operating Partnership or a Subsidiary of the Operating Partnership shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Operating Partnership, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Operating Partnership or any Affiliate of the Operating Partnership, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10          Temporary Notes.

Until certificates representing the Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Operating Partnership considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.  Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11          Cancellation.

The Operating Partnership at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Operating Partnership upon written request therefore.  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12          Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Operating Partnership will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Operating Partnership will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13          Issuance of Additional Notes.

(a)   After the Issue Date, the Issuers shall be entitled, subject to their compliance with the covenants contained in this Indenture, including Section 4.09, to issue Additional Notes.  All the Notes issued under this Indenture will be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and Offers to Purchase.

(b)   With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.09 that the Issuers are relying upon to issue such Additional Notes; and

(2)   the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee.

If the Issuers elect to redeem all or any part of the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuers must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)   the clause of this Indenture pursuant to which the redemption shall occur;

(2)   the redemption date;

(3)   the principal amount of Notes to be redeemed; and

(4)   the redemption price.

Section 3.02          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption by lot or pro rata (or, in the case of Notes in global form, any other manner as required by the Depositary) unless otherwise required by law or applicable stock exchange requirements.

In the event of a partial redemption, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Operating Partnership in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  No Notes of $2,000 or less can be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03          Notice of Redemption.

Subject to the provisions of Sections 4.10 and 4.15 hereof, at least 15 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to

Article 11 hereof.  Notice of any redemption upon any Equity Offering pursuant to Section 3.07(a) hereof may be given prior to the completion of such Equity Offering.

The notice will identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(1)   the redemption date;

(2)   the redemption price;

(3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note;

(4)   the name and address of the Paying Agent;

(5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)   that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuers default in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(7)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable shall state that, in the Operating Partnership’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

At the Operating Partnership’s request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Operating Partnership has delivered to the Trustee, at least five Business Days prior (or such shorter period of time as the Trustee may agree) to the date of giving such notice of redemption, the information to be stated in such notice as provided in the two immediately preceding paragraphs of this Section 3.03.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, the Notes called for redemption, subject to the satisfaction of any conditions precedent to such redemption imposed by the Issuers included in the applicable notice of redemption, become due and payable on the redemption date at the redemption price.

Section 3.05          Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent (or if the Operating Partnership or one of its Restricted Subsidiaries is acting as Paying Agent, the Operating Partnership or such Restricted Subsidiary has segregated and holds in trust) funds in cash in an amount equal to, and in satisfaction of, the redemption price of the Notes to be redeemed on the applicable redemption date or the purchase price of the Notes to be purchased on the applicable purchase date, as the case may be, together with the accrued and unpaid interest, to, but excluding, such redemption date or purchase date, as the case may be.  The Trustee or the Paying Agent shall promptly return to the Operating Partnership any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07          Optional Redemption.

(a)   At any time prior to November 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes, if any), upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of Holders of Notes on any relevant record date to receive interest due on any interest payment date falling on or prior to such redemption date), with an amount of cash equal to the net cash proceeds from one or more Equity Offerings; provided that:

(1)   at least 60% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date (excluding Notes held directly or indirectly by the REIT, the Operating Partnership, the Co-Issuer or their respective Affiliates) remains outstanding immediately after the occurrence of such redemption; and

(2)   the redemption occurs within 90 days of the date of the closing of the related Equity Offering.

(b)   At any time prior to November 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of Holders of Notes on any relevant record date to receive interest due on any interest payment date falling on or prior to such redemption date).

(c)   Except pursuant to Sections 3.07(a) and 3.07(b) above, the Notes will not be redeemable at the Issuers’ option prior to November 15, 2020.

(d)   On or after November 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but excluding, the date of redemption, if redeemed during the twelve-month period beginning on November 15 of the years indicated below (subject to the rights of Holders on any relevant record date to receive interest due on any interest payment date falling on or prior to such redemption date):

Year	Percentage
2020	103.563%
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

(e)   Any redemption pursuant to this Section 3.07 may, at the Operating Partnership’s option, be subject to the satisfaction of one or more conditions precedent, and shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08          Mandatory Redemption.

Except as set forth in Sections 4.10 and 4.15, the Issuers are not required to make mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes.  The Issuers may from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Operating Partnership or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful.

Section 4.02          Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Trustee located at 60 Wall Street, New York, New York 10005, as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03          Reports.

(a)   Whether or not the Operating Partnership is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it must provide the Trustee and, upon written request, the Holders of Notes within 15 Business

Days after filing, or in the event no such filing is required, within 15 Business Days after the end of the time periods specified in the SEC’s rules and regulations, with:

(1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Operating Partnership were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial information only, a report on the annual financial statements by the Operating Partnership’s certified independent accountants,

(2)   all current reports on Form 8-K that would be required to be filed with the SEC on Form 8-K if the Operating Partnership were required to file such reports, and

(3)   if the Operating Partnership had any Unrestricted Subsidiaries during the quarterly or annual period covered by any report referred to in clause (1) of this Section 4.03(a) and if such Unrestricted Subsidiaries would, in the aggregate, constitute a Significant Subsidiary, information sufficient to ascertain the financial condition and results of operations of the Operating Partnership and Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries (which information shall be included in the financial information delivered pursuant to clause (1) above);

provided that, the information required pursuant to clause (3) above need not be included within the financial information provided pursuant to clause (1) above so long as it is provided to the Trustee and, upon written request, to the Holders of the Notes within the time period set forth above for the delivery of such financial information or made available as provided in the next proviso; provided, further, that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Operating Partnership’s or the REIT’s website within the applicable time period specified above; and provided, further, that the Operating Partnership may deliver combined reports for the Operating Partnership and the REIT on Form 10-Q, 10-K and 8-K if such combined reports would be permitted to be filed with the SEC and so long as such combined reports on Form 10-Q and 10-K contain all disclosure and information that the Operating Partnership would be required to include pursuant to this Section 4.03 if it were reporting separately.

(b)   The Operating Partnership shall, whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, file a copy of all of the information and reports referred to in clauses (1), (2) and (3) of Section 4.03(a) hereof with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept such filing.

(c)   To the extent not satisfied by the information and reports provided or filed, as applicable, pursuant to Sections 4.03(a) or 4.03(b) hereof, for so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the REIT and the Issuers and, to the extent required pursuant to Rule 144A(d)(4) under the Securities Act, the Subsidiary Guarantors shall furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)   Any information filed with, or furnished to, the SEC within the time periods specified in this Section 4.03 shall be deemed to have been furnished to the Holders of Notes as required by this Section 4.03, and to the extent such filings comply in all material respects with the rules and regulations of the SEC regarding such filings, they shall be deemed to comply with clauses (1) and (2) of Section 4.03(a) hereof.

(e)   Notwithstanding anything herein to the contrary, the Operating Partnership shall not be deemed to have failed to comply with any provision of this Section 4.03 for purposes of clause (4) of Section 6.01 hereof as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due and, until such 90th day, such late filing or provision also shall not constitute a Default or an Event of Default for purposes of this Indenture.

(f)    Delivery of such reports, information and documents to the Trustee as specified by this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the

REIT, any Issuer or any Subsidiary Guarantor with any of their respective covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(g)   The Trustee shall have no obligation to determine if and when the Operating Partnership’s information or reports are available and accessible electronically on the SEC’s EDGAR system or on the Operating Partnership’s or the REIT’s website.

Section 4.04          Compliance Certificate.

(a)   Each of the Issuers and the Guarantors shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the REIT, the Issuers and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the REIT, the Issuers and the Subsidiary Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the REIT, the Issuers and the Subsidiary Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the REIT, the Issuers or such Subsidiary Guarantor is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event shall have and remain in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event shall have occurred, a description of the event and what action the REIT, the Issuers or such Subsidiary Guarantor is taking or proposes to take with respect thereto.

(b)   So long as any of the Notes are outstanding, each of the Issuers and the Guarantors shall deliver to the Trustee, promptly, and in any event within 30 days, after any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the REIT, the Issuers or the applicable Subsidiary Guarantor is taking or proposes to take with respect thereto.

Section 4.05          [Reserved].

Section 4.06          Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07          Restricted Payments.

(a)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)   declare or pay any dividend or make any distribution (whether in cash, securities or other property) on or with respect to its Capital Stock held by Persons other than the Operating Partnership or any Restricted Subsidiary, other than:

(A)  dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); and

(B)  pro rata dividends or distributions payable by a Restricted Subsidiary that is not wholly owned to minority stockholders (or owners of equivalent interests if such Restricted Subsidiary is not a corporation);

(2)   purchase, redeem, retire or otherwise acquire for value any Equity Interests of the REIT or the Operating Partnership held by any Person other than the Operating Partnership or any of the Restricted Subsidiaries;

(3)   make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of the Operating Partnership or any Subsidiary Guarantor (other than (A) with respect to intercompany Subordinated Indebtedness between or among the Issuers and any of the Subsidiary Guarantors and (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity payment, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)   make an Investment, other than a Permitted Investment, in any Person

(all such payments and any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)  a Default or Event of Default shall have occurred and be continuing;

(B)  the Operating Partnership could not Incur at least $1.00 of additional Indebtedness in compliance with both Sections 4.09(1) and 4.09(3) hereof; and

(C)  the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be the Fair Market Value thereof as determined in good faith by the chief financial officer of the Operating Partnership, whose determination shall be conclusive) made on or after July 23, 2014 would exceed the sum of:

(i)    95% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) from July 23, 2014 and ending on the last day of the most recent fiscal quarter preceding the Transaction Date for which internal financial statements are available, plus

(ii)   100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Operating Partnership after July 23, 2014 from (a) the issuance or sale of its Equity Interests (other than Disqualified Stock and Designated Preferred Stock and other than net cash proceeds applied to redeem Notes pursuant to Section 3.07(a) hereof to a Person (other than an Issuer or any Restricted Subsidiary of any Issuer or an employee stock ownership plan or similar trust to the extent its purchase of such Equity Interests is financed by loans from or Guaranteed by the REIT, the Operating Partnership or any Restricted Subsidiaries unless such loan has been repaid with cash on or prior to the date of determination), (b) contributions to the common equity capital of the Operating Partnership by any Person other than a Subsidiary of the Operating Partnership (other than contributions applied to redeem Notes pursuant to Section 3.07(a) hereof) and (c) the issuance or sale of convertible or exchangeable Indebtedness of the Operating Partnership upon the conversion or exchange of such Indebtedness into Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the REIT or the Operating Partnership; plus

(iii)  an amount equal to the net reduction in Investments (other than (1) reductions in Investments made pursuant to Section 4.07(c) that were excluded in calculating whether the conditions of this clause (C) were met with respect to any subsequent Restricted Payments and (2) reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Operating Partnership or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Operating Partnership and the Restricted Subsidiaries in such Person.

(b)   Notwithstanding Section 4.07(a), the Operating Partnership and any of the Restricted Subsidiaries may declare or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by the REIT, so long as (A) the REIT believes in good faith that it qualifies as a real estate investment trust under the Code and the declaration or payment of such dividend or the making of such distribution by the REIT is necessary either to maintain the REIT’s status as a real estate investment trust under the Code for any calendar year or to enable the REIT to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the REIT to its shareholders, with such distribution by the REIT to be made as and when determined by the REIT, whether during or after the end of the relevant calendar year, and (B) no Event of Default shall have occurred and be continuing.

(c)   The provisions of Section 4.07(a) hereof shall not prohibit:

(1)   the payment of any dividend or similar distribution or the consummation of any irrevocable redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration of such dividend or the giving of the redemption notice if, at such date of declaration or notice, the dividend, distribution or redemption payment was permitted by Section 4.07(a) hereof (the declaration of such payment shall be deemed a Restricted Payment under Section 4.07(a) hereof as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.07(a) hereof); provided, however, that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (C) of Section 4.07(a) only once;

(2)   the repayment, defeasance, redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Operating Partnership or any Subsidiary Guarantor including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, other Subordinated Indebtedness Incurred under clause (4)(E) of Section 4.09 hereof;

(3)   the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance (but within 90 days) of, Equity Interests of the Operating Partnership (other than Disqualified Stock and Designated Preferred Stock and other than Equity Interests issued or sold to the Operating Partnership or a Restricted Subsidiary of the Operating Partnership or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the REIT, the Operating Partnership or any of the Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or out of the proceeds of a substantially concurrent contribution (but within 90 days) to the common equity capital of the Operating Partnership or from its partners or shareholders, as the case may be;

(4)   the redemption of Common Units for Equity Interests of the REIT or for cash pursuant to the terms of the Partnership Agreement; provided that the aggregate amount of cash paid to redeem Common Units shall not exceed $10.0 million;

(5)   payments or distributions to dissenting stockholders or dissenting holders of other Equity Interests of the Operating Partnership or the REIT (or any other direct or indirect parent company of the Operating Partnership) (including the payments of dividends or distributions to the REIT or any other direct or indirect parent company of the Operating Partnership to provide the REIT (or any such parent company) with the cash necessary to make such payments or distributions) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01(a) hereof;

(6)   the payment of cash (A) in lieu of the issuance of fractional shares of Capital Stock (i) upon exercise, conversion, redemption or exchange of securities exercisable or convertible into or exchangeable for Capital Stock of the Operating Partnership or the REIT or any other direct or indirect parent company of the Operating

Partnership (or the payment of dividends or distributions to the REIT or any other direct or indirect parent company of the Operating Partnership to provide the REIT (or any such parent company) with the cash necessary to make such payments) and (ii) in connection with a merger, consolidation, amalgamation or other combination involving the Operating Partnership or any of its Subsidiaries and (B) in lieu of the issuance of whole shares of Capital Stock upon conversion or exchange of securities convertible into or exchangeable for Capital Stock of the Operating Partnership or the REIT or any other direct or indirect parent company of the Operating Partnership (or the payment of dividends or distributions to the REIT or any other direct or indirect parent company of the Operating Partnership to provide the REIT (or any such parent company) with the cash necessary to make such payments), provided, that, in the case of each of clause (A) and (B), such payment shall not be for the purpose of evading any limitation in this Section 4.07 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock;

(7)   the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Operating Partnership or the REIT in connection with the administration of their equity compensation programs in the ordinary course of business;

(8)   the redemption, repurchase or other acquisition or retirement of any Equity Interests of the Operating Partnership or the REIT or any other direct or indirect parent company of the Operating Partnership from any director, officer, employee or consultant of the Operating Partnership, the REIT or any other direct or indirect parent company of the Operating Partnership or any Restricted Subsidiary (or from any transferees, assigns, estates or heirs of such persons) (or the payment of dividends or distributions to the REIT or any other direct or indirect parent company of the Operating Partnership to provide the REIT (or any such parent company) with the cash necessary to make such redemptions, repurchases, acquisitions or retirements), in an aggregate amount under this clause (8) not to exceed $10.0 million in any fiscal year; provided that any amount not so used in any given fiscal year may be carried forward and used in the next succeeding fiscal year; provided further that such amount in any fiscal year shall be increased by an amount not to exceed (a) the aggregate net cash proceeds received by the Operating Partnership or any of its Restricted Subsidiaries (or received by the REIT and contributed to the common equity capital of the Operating Partnership or received by the REIT and used to purchase Equity Interests in the Operating Partnership) from any issuance during such period of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) by the Operating Partnership, its Restricted Subsidiaries or the REIT to such directors, officers, employees or consultants (except to the extent that the purchase or other acquisition of such Equity Interests by such directors, officers, employees or consultants was financed, directly or indirectly, by loans or other extensions of credit from the Operating Partnership, any of its Restricted Subsidiaries or the REIT) plus (b) the aggregate net cash proceeds received by the Operating Partnership or any of its Restricted Subsidiaries (or received by the REIT and contributed to the common equity capital of the Operating Partnership) from any payments on life insurance policies of which the Operating Partnership, any of its Restricted Subsidiaries or the REIT is the beneficiary with respect to such directors, officers, employees or consultants, the proceeds of which are used to repurchase, redeem or acquire Equity Interests of the Operating Partnership, its Restricted Subsidiaries or the REIT held by such directors, officers, employees or consultants; provided further any amount referred to in clauses (a) and (b) above not used in such fiscal year may be carried forward and used in the next succeeding fiscal year;

(9)   the declaration or payment of any cash dividend or other cash distribution in respect of Preferred Stock of the REIT or any other direct or indirect parent company of the Operating Partnership, the Operating Partnership or any Restricted Subsidiary (or the payment of dividends or distributions to the REIT (or any other direct or indirect parent company of the Operating Partnership) to provide the REIT (or any such parent company) with the cash necessary to make such payments or distributions), so long as the Interest Coverage Ratio contemplated under clause (3) of Section 4.09 hereof would be greater than or equal to 2.0 to 1.0 after giving effect to such payment, and at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(10) the repayment, defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness or of Disqualified Stock of the Operating Partnership or any of the Restricted Subsidiaries in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Operating Partnership or any Subsidiary of the Operating Partnership or any employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the REIT, the Operating Partnership or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) of, Disqualified Stock of the Operating Partnership or any of the Restricted Subsidiaries, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to clause 4(E) of Section 4.09 hereof;

(11) the repayment, defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock of the Operating Partnership or any of the Restricted Subsidiaries (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness or 101% of the stated or liquidation value of such Disqualified Stock (plus, in each case, accrued and unpaid interest or dividends, as the case may be) pursuant to a required Offer to Purchase (or similar offer) arising from a Change of Control (or similarly defined term relating to such Subordinated Indebtedness) or (b) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness or 100% of the stated or liquidation value of such Disqualified Stock (plus, in each case, accrued and unpaid interest or dividends, as the case may be) pursuant to a required Offer to Purchase (or similar offer) arising from an Asset Sale (or similarly defined term relating to such Subordinated Indebtedness or Disqualified Stock), as the case may be; provided that such repayment, defeasance, repurchase, redemption, acquisition or retirement occurs after the Issuers have made a related Offer to Purchase under this Indenture and all Notes tendered by Holders in connection with such related Offer to Purchase have been repurchased, redeemed or acquired for value in accordance with the applicable provisions of this Indenture;

(12) Permitted Tax Payments;

(13) the declaration and payment of dividends or distributions by the Operating Partnership to, or the making of loans to, the REIT or any other direct or indirect parent company of the Operating Partnership in amounts required for the REIT (or any such parent company) to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence; (b) customary salary, bonus and other benefits or indemnification obligations payable to directors, officers, employees or consultants of the REIT (or any such parent company) to the extent such salaries, bonuses and other benefits or indemnification obligations are attributable to the ownership or operation of the Operating Partnership and the Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the REIT (or any such parent company) being a public company; (c) general corporate operating and overhead costs and expenses of the REIT (or any such parent company) to the extent such costs and expenses are attributable to the ownership or operation of the Operating Partnership and the Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the REIT (or any such parent company) being a public company; and (d) fees and expenses other than to Affiliates of the Operating Partnership related to any successful or unsuccessful financing transaction or Equity Offering;

(14) the declaration and payments of dividends on Disqualified Stock; provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(15) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Operating Partnership after the Issue Date; provided that the amount of dividends paid pursuant to this clause (15) shall not exceed the aggregate amount of cash actually received by the Operating Partnership from the sale of such Designated Preferred Stock; and further provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(16) the repurchase of Equity Interests of the Operating Partnership or the REIT deemed to occur upon the exercise of warrants, stock options or similar equity awards issued by the Operating Partnership or any Restricted Subsidiary to the extent that such Equity Interests would have been issued upon such exercise but instead are withheld to pay all or a portion of the exercise price thereof or any withholding or similar taxes payable in connection with such exercise;

(17) the declaration and payment of cash dividends and cash distributions on the Class O limited partnership units of the Operating Partnership outstanding on the Issue Date pursuant to the terms of the

Partnership Agreement as in effect on the Issue Date, but only to the extent such dividends and distributions are made as a result of the allocation of taxable income to the holders of such Class O limited partnership units; and

(18) other Restricted Payments; provided that no Restricted Payments shall be made pursuant to this clause (18) if, immediately after giving effect thereto, the sum of (x) the aggregate amount of all Restricted Payments (other than Investments that are not Permitted Investments) made pursuant to this clause (18) plus (y) the aggregate Fair Market Value of all Investments that are not Permitted Investments made pursuant to this clause (18) outstanding at such time (with the Fair Market Value of each such Investment that is not a Permitted Investment measured on the date it was made and without giving effect to subsequent changes in value), would exceed the greater of (i) $100.0 million and (ii) 5.0% of Adjusted Total Assets.

Each Restricted Payment permitted pursuant to this Section 4.07(c) (other than the Restricted Payments referred to in clauses (1) and (8) of this Section 4.07(c)) shall be excluded in calculating whether the conditions of clause (C) of Section 4.07(a) hereof have been met with respect to any subsequent Restricted Payments and any net cash proceeds utilized to effect a Restricted Payment pursuant to clause (3) of this Section 4.07(c) shall also be excluded in making such calculation; and all other Restricted Payments permitted pursuant to this Section 4.07(c) and Section 4.07(b) shall be included in calculating whether the conditions of clause (C) of Section 4.07(a) hereof have been met with respect to any subsequent Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Operating Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)   pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Operating Partnership or any of the Restricted Subsidiaries;

(2)   pay any Indebtedness or other obligations owed to the Operating Partnership or any other Restricted Subsidiary;

(3)   make loans or advances to the Operating Partnership or any other Restricted Subsidiary; or

(4)   transfer any of its property or assets to the Operating Partnership or any other Restricted Subsidiary.

(b)   The foregoing provisions of Section 4.08(a) hereof shall not apply to encumbrances or restrictions:

(1)   in this Indenture, the Notes, the Note Guarantees, the Existing Credit Facility and any other agreement in effect on the Issue Date as the same are in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders of the Notes than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced;

(2)   imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under this Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3)   existing under or by reason of applicable law, rule, regulation or order of any governmental authority or order of any court;

(4)   on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(5)   with respect to a Foreign Subsidiary, entered into the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(6)   contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(7)   which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(8)   existing with respect to any Person or the property or assets of any Person acquired by the Operating Partnership or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof or in connection therewith, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than the Person so acquired or the property or assets of the Person so acquired;

(9)   in the case of clause (4) of Section 4.08(a) hereof:

(A)  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Operating Partnership or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(C)  existing under or by reason of Capitalized Leases or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on such property; or

(D)  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Operating Partnership or any Restricted Subsidiary in any manner material to the Operating Partnership and the Restricted Subsidiaries taken as a whole;

(10) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including a restriction on distributions by such Restricted Subsidiary pending its sale or other disposition);

(11) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Operating Partnership determines that any such encumbrance or restriction shall not materially affect the Operating Partnership’s ability to make principal or interest payments on the Notes;

(12) existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) customary provisions contained in joint venture agreements and customary provisions in leases, in each case entered into in the ordinary course of business;

(14) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

(15) by reason of customary nonassignment provisions in leases, licenses and other similar agreements entered into in the ordinary course of business;

(16) customary restrictions in asset or Capital Stock sale agreements or joint venture or other similar agreements limiting transfer of such assets or Capital Stock pending the closing of such sale or subject to the joint venture;

(17) any encumbrance or restriction with respect to a Restricted Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of such Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the REIT or any other Restricted Subsidiary;

(18) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement entered into in the ordinary course of business, provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof; or

(19) in connection with and pursuant to permitted extensions, refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (18) of this Section 4.08(b); provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced.

Nothing contained in this Section 4.08 shall prevent the Operating Partnership or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Operating Partnership or the Restricted Subsidiaries that secure Indebtedness of the Operating Partnership or any of the Restricted Subsidiaries.  For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or distributions being paid on Common Stock shall not be deemed a restriction on the ability to pay dividends or make any other distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness Incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09          Incurrence of Indebtedness.

(1)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and the Restricted Subsidiaries on a consolidated basis would be greater than 60% of Adjusted Total Assets as of any date of Incurrence.

(2)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, Incur any Subsidiary Indebtedness or any Secured Indebtedness (in each case, including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such Subsidiary Indebtedness or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Indebtedness and Secured Indebtedness of the Operating Partnership and the Restricted Subsidiaries on a consolidated basis would be greater than 40% of Adjusted Total Assets as of any date of Incurrence.

(3)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Operating Partnership and the Restricted Subsidiaries on a consolidated basis would be less than 2.0 to 1.0.

(4)   Notwithstanding clauses (1), (2) and (3) of this Section 4.09, the Operating Partnership and the Restricted Subsidiaries may Incur each and all of the following (“Permitted Debt”):

(A)  (i) Indebtedness of the Operating Partnership or any of the Subsidiary Guarantors outstanding under the Credit Facilities and the issuance or creation of letters of credit and bankers’ acceptances thereunder or in connection therewith (with letters of credit and bankers acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any one time outstanding not to exceed $1.5 billion;

(B)  Indebtedness owed to:

(i)    the Operating Partnership or a Subsidiary Guarantor evidenced by an unsubordinated promissory note; or

(ii)   any Restricted Subsidiary; provided that if the Operating Partnership, the Co-Issuer or any Subsidiary Guarantor is an obligor, the Indebtedness is subordinated in right of payment to the Notes, in the case of the Operating Partnership or the Co-Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Operating Partnership or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B)(ii);

(C)  Indebtedness represented by the Notes and the Note Guarantees issued on the Issue Date;

(D)  Indebtedness outstanding as of the Issue Date (other than Indebtedness outstanding on the Issue Date under the Existing Credit Facility, which initially shall be deemed to have been Incurred on the Issue Date in reliance on the exception provided by clause (4)(A) of this Section 4.09;

(E)   Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other outstanding Indebtedness (any such action, to “Refinance”) (other than Indebtedness Incurred under clauses (A), (B), (F), (H), (J), (K), (L) and (M) of this Section 4.09(4)) and any refinancings thereof, in an amount not to exceed the amount so Refinanced (plus premiums, accrued interest, fees and expenses); provided that Indebtedness, the proceeds of which are used to Refinance Subordinated Indebtedness, shall be permitted under this clause (E) only if:

(i)    such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the applicable Note Guarantee, as the case may be, at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes or such Note Guarantee, as the case may be; and

(ii)   such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of the Stated Maturity of the Subordinated Indebtedness to be Refinanced or the Stated Maturity of the Notes, and the Average Life of such new Indebtedness is at least equal to the lesser of the remaining Average Life of the Subordinated Indebtedness to be Refinanced or the remaining Average Life of the Notes; and

provided further that in no event may Indebtedness of any Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes or such Subsidiary Guarantor’s Note Guarantee, as applicable, be Refinanced pursuant to this clause (E) by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(F)   Indebtedness:

(i)    constituting reimbursement obligations with respect to letters of credit and Indebtedness, in each case in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, performance or surety bonds or completion guarantees (not for borrowed money) Incurred in the ordinary course of business by the Operating Partnership and its Restricted Subsidiaries;

(ii)   arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 days of its Incurrence;

(iii)  in respect of netting services, automated clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements Incurred in the ordinary course of business;

(iv)  under Hedging Obligations Incurred in the ordinary course of business; and

(v)   arising from agreements providing for indemnification, adjustment of purchase price, earn-outs, non-compete, deferred taxes or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any other Person for the purpose of acquiring or financing the acquisition of any such business, assets or Restricted Subsidiary;

(G)  Attributable Debt, Capitalized Lease Obligations, synthetic lease obligations, mortgage financings or purchase money obligations Incurred after the Issue Date in an aggregate principal amount at any one time outstanding, including Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (G), not to exceed the greater of (i) $300.0 million and (ii) an amount equal to 7.5% of Adjusted Total Assets as of any date of Incurrence;

(H)  Indebtedness of any Issuer, to the extent the net proceeds from such Indebtedness are promptly:

(i)    used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control Trigger Event;

(ii)   used to redeem all the Notes pursuant to Section 3.07 hereof; and

(iii)  deposited to defease the Notes pursuant to Article 8 hereof or discharge the Notes pursuant to Article 11 hereof;

(I)    Guarantees (other than the Note Guarantees) of Indebtedness of the Issuers or any Restricted Subsidiary by any other Restricted Subsidiary; provided that such Indebtedness was permitted to be Incurred pursuant to another clause of this Section 4.09; and provided, further, that, in the case of any such Guarantee by a Subsidiary Guarantor of Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, such Guarantee shall be expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Note Guarantee;

(J)    Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is non-recourse to the REIT, the Issuers or any other Restricted Subsidiary (except for Standard Securitization Undertakings);

(K)  Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $200.0 million and (ii) an amount equal to 5.0% of Adjusted Total Assets as of any date of Incurrence;

(L)   Indebtedness of the Operating Partnership or any Restricted Subsidiary consisting of financing of insurance premiums incurred in the ordinary course of business;

(M) customer deposits and advance payments received from customers in the ordinary course of business;

(N)  the Incurrence of Acquired Indebtedness by the Operating Partnership or any Restricted Subsidiary in connection with the acquisition of any Person (whether by merger, consolidation, acquisition of Capital Stock or otherwise), Asset Acquisition or other asset acquisition by the Operating Partnership or any of its Restricted Subsidiaries; provided that any Person that is so acquired (including pursuant to an Asset Acquisition) is primarily engaged in a Permitted Business and becomes, upon such acquisition, a Restricted Subsidiary or is merged into the Operating Partnership or a Restricted Subsidiary and any assets so acquired (including pursuant to an Asset Acquisition) are used or useful in a Permitted Business; and provided, further, that, immediately after giving effect to such acquisition and the Incurrence of such Acquired Indebtedness, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and either (1) the Interest Coverage Ratio would be greater than the Interest Coverage Ratio immediately prior to such transactions, or (2) the Operating Partnership would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in clause (3) above of this Section 4.09;

(O)  Indebtedness with respect to (i) taxes, assessments, governmental charges or levies and (ii) claims for labor, materials and supplies Incurred in the ordinary course of business by the Operating Partnership or any of its Restricted Subsidiaries;

(P)   Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(Q)  Indebtedness arising from or in connection with accounts payable for the deferred purchase price of property or services Incurred in the ordinary course of business, which accounts payable has been outstanding for greater than 90 days past the invoice billing date and are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in conformity with GAAP;

(R)  Indebtedness representing deferred compensation to employees of the Operating Partnership and its Restricted Subsidiaries Incurred in the ordinary course of business; and

(S)   additional Indebtedness, Incurred after the Issue Date, of the Operating Partnership and the Restricted Subsidiaries in an aggregate principal amount at any one time outstanding, including all Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (S), not to exceed the greater of (i) $375.0 million and (ii) an amount equal to 10.0% of Adjusted Total Assets as of any date of Incurrence.

(5)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement.

(6)   For purposes of determining any particular amount of Indebtedness under this Section 4.09, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

(7)   For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (1) through (4) of this Section 4.09, the Operating Partnership, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Operating Partnership may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Notwithstanding the foregoing, Indebtedness under the Existing Credit Facility outstanding on the Issue Date shall initially be deemed to have been Incurred on such date in reliance on the exception provided by clause (4)(A) of this Section 4.09.

(8)   The amount of any Indebtedness of any Person outstanding as of any date shall be:

(A)  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B)  the principal amount of the Indebtedness, in the case of any other Indebtedness;

(C)  in the case where the Indebtedness of a Person arises by reason of such Person having Guaranteed Indebtedness of another Person and the maximum amount payable under such Guarantee is limited to an amount less than the entire amount of the Indebtedness so Guaranteed, then the amount of the Indebtedness represented by such Guarantee shall be limited to the maximum amount payable under such Guarantee; and

(D)  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)    the Fair Market Value of such assets at the date of determination; and

(ii)   the amount of the Indebtedness of the other Person.

Section 4.10          Asset Sales.

(a)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to consummate any Asset Sale, unless:

(1)   the consideration received by the Operating Partnership or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2)   at least 75% of the consideration received by the Operating Partnership or such Restricted Subsidiary consists of cash or Temporary Cash Investments or a combination of both; provided that, with respect to the sale of one or more Properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such Properties so long as such Indebtedness is secured by a first priority Lien on the Properties sold; provided further that, for purposes of this clause (2), the amount of the following shall be deemed to be cash:

(A)  any liabilities (as shown on the Operating Partnership’s or the Restricted Subsidiary’s most recent available internal balance sheet) of the Operating Partnership or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers and each Restricted Subsidiary from further liability with respect to such liabilities that are assumed by contract or operation of law;

(B)  any securities, evidences of Indebtedness or other obligations received by the Operating Partnership or any such Restricted Subsidiary from such transferee that are converted by the Operating Partnership or such Restricted Subsidiary into cash within 180 days of the consummation of such Asset Sale; and

(C)  any Designated Non-cash Consideration received by the Operating Partnership or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $50 million and 2.0% of the Operating Partnership’s Adjusted Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Notwithstanding clause (a)(2) of this Section 4.10, all or a portion of the consideration received by the Operating Partnership or the applicable Restricted Subsidiary from any such Asset Sale may consist of assets (including, without limitation, all or substantially all of the assets of a Permitted Business or Capital Stock of a Person primarily engaged in a Permitted Business that becomes a Restricted Subsidiary or is merged into the Operating Partnership or a Restricted Subsidiary contemporaneously with such Asset Sale); provided that, after giving effect to any such Asset Sale and related acquisition of assets or Capital Stock, (x) no Default or Event of Default shall have occurred or be continuing, (y) the Net Cash Proceeds of such Asset Sale, if any, are applied in accordance with this Section 4.10 and (z) at least 75% of the consideration received by the Operating Partnership or such Restricted Subsidiary in such Asset Sale consists of assets of the kind used or useful in a Permitted Business or Capital Stock of Persons primarily engaged in a Permitted Business that become Restricted Subsidiaries or are merged into the Operating Partnership or a Restricted Subsidiary contemporaneously with such Asset Sale, in each case as such Permitted Business was conducted prior to the date of such Asset Sale.  In addition, any Asset Sale arising from any sale, transfer or other disposition of an Investment in a joint venture to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture or similar agreements need not comply with clauses (a)(1) or (a)(2) of this Section 4.10 above to the extent that such transaction is otherwise permitted under this Indenture and the Net Cash Proceeds received in such transaction shall be applied in accordance with clause (b) of this Section 4.10.

(b)   Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Operating Partnership shall or shall cause such Net Cash Proceeds (or an amount equal to the amount of such Net Cash Proceeds) to be applied to:

(1)   permanently reduce Secured Indebtedness of the Operating Partnership or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the REIT, any Issuer or any of the Restricted Subsidiaries or any other Affiliate of the Operating Partnership;

(2)   make an Investment in (provided such Investment is in the form of Capital Stock), or acquire all or substantially all of the assets of, a Person primarily engaged in a Permitted Business if, in the case of an Investment, such Person is, or shall become as a result thereof, a Restricted Subsidiary;

(3)   prepay, repay, redeem or purchase any Notes or other Pari Passu Indebtedness of the Operating Partnership or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the REIT, the Operating Partnership or any Subsidiary of the Operating Partnership or any other Affiliate of the Operating Partnership;

(4)   fund all or a portion of an optional redemption of the Notes pursuant to Section 3.07 hereof;

(5)   make one or more capital expenditures;

(6)   acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7)   undertake any combination of the foregoing;

provided, that the Operating Partnership shall be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this Section 4.10(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Operating Partnership or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets to be used or useful in a Permitted Business or Capital Stock of a Person primarily engaged in a Permitted Business, make an Investment or a capital expenditure or acquire Replacement Assets in compliance with the provisions described in clauses (2), (5) and (6) of this Section 4.10(b) and that acquisition, Investment or capital expenditure is thereafter completed within 365 days after the end of such 365-day period.  Pending the application of any such Net Cash Proceeds as described in this Section 4.10(b), the Operating Partnership may invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(c)   The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in Section 4.10(b) and not applied as so required by the end of such period shall constitute “Excess Proceeds.”  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.10 totals more than $25.0 million, the Issuers shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all Holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other Pari Passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness (or, in the case of such Pari Passu Indebtedness represented by securities sold at a discount, not more than the accreted value thereof at such time) plus, in each case, accrued and unpaid interest to, but excluding, the Payment Date.

(d)   If the aggregate principal amount (or accreted value, as the case may be) of Notes and other Pari Passu Indebtedness validly tendered in such Offer to Purchase exceeds the amount of Excess Proceeds, then the Notes and such other Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount (or accreted value, as the case may be) of the Notes and such other Pari Passu Indebtedness validly tendered.  Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase shall no longer be deemed to be Excess Proceeds and may be applied to any other purpose not prohibited by this Indenture.  Nothing in this Section 4.10(d) shall preclude the Issuers from making an Offer to Purchase using Excess Proceeds even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.10 totals less than $25.0 million.

(e)   The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase under this Section 4.10.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.10 by virtue of such compliance.

Section 4.11          Transactions with Affiliates.

(a)   The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease, exchange, transfer or other disposition of property or assets, or the rendering of any service) with any Affiliate of the Operating Partnership or any Restricted Subsidiary, in each case involving consideration in excess of $25.0 million (in one transaction or a series of related transactions) (each, an “Affiliate Transaction”), except upon terms no less favorable to the Operating Partnership or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

(b)   The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

(1)   transactions approved by a majority of the disinterested members of the Board of Directors of the Operating Partnership;

(2)   any transaction solely between or among the REIT, the Operating Partnership and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(3)   any payments or other transactions pursuant to any tax-sharing or cost sharing agreement between the Operating Partnership, the REIT, any Restricted Subsidiary or other Person with which the Operating Partnership or the Restricted Subsidiary files a consolidated tax return or with which the Operating Partnership or the Restricted Subsidiary is part of a consolidated group for tax purposes;

(4)   any Restricted Payments not prohibited by Section 4.07 hereof;

(5)   any Permitted Investments;

(6)   transactions pursuant to the Partnership Agreement, the Tax Protection Agreement or any other agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Operating Partnership and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(7)   any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the REIT, the Operating Partnership or any Restricted Subsidiary with directors, officers, employees or consultants of the REIT, the Operating Partnership or the Restricted Subsidiaries that are Affiliates of the REIT, the Operating Partnership or the Restricted Subsidiaries and the payment of compensation and the issuance of securities to such directors, officers, employees or consultants (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any such director, officer, employee or consultant, so long as such agreements have been approved by the Board of Directors of the Operating Partnership;

(8)   commission, payroll, travel, moving, entertainment and similar advances or loans to officers and employees of the REIT, the Operating Partnership or any of the Restricted Subsidiaries (including payment or cancellation thereof) for bona fide business purposes, made in the ordinary course of business and consistent with past practice;

(9)   sales of Equity Interests (other than Disqualified Stock) of the Operating Partnership to Affiliates;

(10) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(11) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Operating Partnership or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(12) any transaction effected as part of a Qualified Receivables Transaction;

(13) transactions with suppliers, joint venture partners, limited liability companies, other entities or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Operating Partnership and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the Senior Management of the Operating Partnership, and are on terms that, taken as a whole, are not materially less favorable to the Operating Partnership or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate;

(14) any merger, consolidation or reorganization of the Operating Partnership or a Restricted Subsidiary (otherwise permitted by this Indenture) with a Restricted Subsidiary of the Operating Partnership solely for the purpose of changing the domicile of the Operating Partnership or a Restricted Subsidiary; or

(15) pledges of Equity Interests of Unrestricted Subsidiaries.

Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.11(a) and not covered by clauses (2) through (15) of this Section 4.11(b), the aggregate amount of which exceeds $50.0 million in value, must be approved in the manner provided for in clause (1) of this Section 4.11(b).

Section 4.12          Maintenance of Total Unencumbered Assets.

The Operating Partnership shall not permit Total Unencumbered Assets at any time to be less than 150% of the aggregate principal amount of all Unsecured Indebtedness at such time.

Section 4.13          Sale and Leaseback Transactions.

The Operating Partnership shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

(1)   the Operating Partnership or the Restricted Subsidiary, as applicable, would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09 hereof, in which case, such Attributable Debt shall be deemed to have been Incurred pursuant to Section 4.09 hereof; and

(2)   the Operating Partnership or the Restricted Subsidiary, as applicable, within 365 days after the sale or transfer of any assets or properties is completed, applies an amount at least equal to the amount of the Net Cash Proceeds received in such Sale and Leaseback Transaction in accordance with Section 4.10 hereof.

Section 4.14          Corporate Existence.

Subject to Article 5 hereof, each of the REIT and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)   its corporate or limited partnership existence, as applicable, and the corporate, limited partnership, limited liability company or other existence, as applicable, of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the REIT, the Issuers or any such Restricted Subsidiary (it being understood that legal name changes may be made upon the reasonable discretion of the REIT or the Operating Partnership); and

(2)   the rights (charter and statutory) and licenses of the REIT, the Issuers and the Restricted Subsidiaries;

provided, however, that the REIT and the Issuers shall not be required to preserve any such right or license, or the corporate, limited partnership, limited liability company or other existence, as applicable, of any of the Restricted Subsidiaries, if the loss thereof would not reasonably be expected to be materially adverse to the REIT and its Subsidiaries, taken as a whole; and provided, further, that this Section 4.14 shall not prohibit any transaction otherwise permitted by Section 4.10 or Article 5 hereof.

Section 4.15          Offer to Repurchase Upon Change of Control Trigger Event.

(a)   The Issuers shall commence, within 30 days following the occurrence of a Change of Control Trigger Event, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Payment Date.

(b)   The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes as a result of a Change of Control Trigger Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue of their compliance with such securities laws or regulations.

(c)   Notwithstanding anything to the contrary in this Section 4.15, the Issuers shall not be required to make an Offer to Purchase upon a Change of Control Trigger Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if the Issuers have previously or concurrently mailed a redemption notice with respect to all outstanding Notes pursuant to Section 3.07 hereof and the redemption to which such redemption notice relates is not subject to the satisfaction of any conditions or, if so subject, all conditions precedent applicable to such redemption have been satisfied.

(d)   Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control Trigger Event, conditioned upon the consummation of such Change of Control Trigger Event, if a definitive agreement is in place for the Change of Control at the time such Offer to Purchase is made.

Section 4.16          Limitation on Issuances of Guarantees by Restricted Subsidiaries and the REIT.

(a)   The Operating Partnership shall not permit any Restricted Subsidiary (other than a Foreign Subsidiary or a Receivables Entity) that is not a Subsidiary Guarantor to Guarantee, directly or indirectly, any Indebtedness of the REIT, the Operating Partnership, the Co-Issuer or any Subsidiary Guarantor (“Subsidiary Guaranteed Indebtedness”), unless (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture substantially in the form of Exhibit E hereto providing for a Note Guarantee by such Restricted Subsidiary within ten Business Days of the date such Restricted Subsidiary Guarantees such Indebtedness; and (2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the REIT, the Operating Partnership, the Co-Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee until the Notes have been paid in full; provided that this Section 4.16(a) shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.  For purposes of clarity, in the event that a Restricted Subsidiary has outstanding Indebtedness (the “Subject Indebtedness”) that is Guaranteed by the REIT or the Operating Partnership, then, for purposes of this Section 4.16(a), the Subject Indebtedness shall not itself be deemed Indebtedness of the REIT or Operating Partnership, as the case may be (it being understood, however, that the Guarantee of such Subject Indebtedness by the REIT or the Operating Partnership is Indebtedness of the REIT or Operating Partnership, as the case may be).

(b)   If the REIT Guarantees, directly or indirectly, any Indebtedness of the Operating Partnership, the Co-Issuer or any Subsidiary Guarantor (“REIT Guaranteed Indebtedness” and, together with Subsidiary Guaranteed Indebtedness, “Guaranteed Indebtedness”), then the REIT shall immediately be and become, automatically and without the execution or delivery of any supplemental indenture or other instrument or other action by any Person, a Guarantor of the Notes and shall be subject to and bound by all of the terms and provisions of this Indenture applicable to a Guarantor (including the Note Guarantees) in addition to its other obligations under this Indenture and, so long as the REIT is a Guarantor, it agrees that it waives and shall not in any manner whatsoever claim or take the benefit or advantage of any right of reimbursement, indemnity or subrogation or any other rights against the Operating Partnership, the Co-Issuer or any other Restricted Subsidiary as a result of any payment by the REIT under its Note Guarantee until the Notes have been paid in full.

(c)   If the Guaranteed Indebtedness:

(1)   ranks equally in right of payment with the Notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Note Guarantee entered into or arising, as the case may be, pursuant to this Section 4.16 in right of payment; or

(2)   is subordinate in right of payment to the Notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Note Guarantee entered into or arising, as the case may be, pursuant to this Section 4.16 at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee.

Section 4.17          Suspension of Covenants.

(a)   For so long as (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been replaced in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default shall have occurred and be continuing under this Indenture, the Operating Partnership, the REIT, and the Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.16 and clause (3) of Section 5.01(a) (collectively, the “Suspended Covenants”).

(b)   During such time as the covenants referenced in Section 4.17(a) above are suspended, (i) the Note Guarantees of the Guarantors shall also be suspended (the “Suspended Guarantees”) and (ii) the Operating Partnership shall not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Operating Partnership would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the Suspended Covenants had been in effect for such period.

(c)   If at any time the Notes’ credit rating is downgraded from an Investment Grade rating by either of the Rating Agencies, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and shall be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture) and, in the event that any Restricted Subsidiaries would be required to Guarantee the Notes at the time of such reinstatement, the Note Guarantee of such Restricted Subsidiary shall be automatically reinstated on (or, if any such Restricted Subsidiary was not a Guarantor of the Notes at the time of the suspension, such entity shall enter into a supplemental indenture pursuant to which it shall become a Guarantor of the Notes under this Indenture within 10 Business Days of) such Reinstatement Date and, in the event that the REIT would be required to Guarantee the Notes at the time of such reinstatement, the Note Guarantee of the REIT shall automatically become effective on the Reinstatement Date, unless and until the Notes subsequently attain an Investment Grade rating from both Rating Agencies and no Default shall have occurred and be continuing (in which event the Suspended Covenants and the Note Guarantees shall no longer be in effect for such time that the Notes maintain an Investment Grade rating from both Rating Agencies, subject to subsequent reinstatement thereof (and, in the event that the REIT would be required to Guarantee the Notes at the time of such reinstatement, subject to the automatic effectiveness of the Note Guarantee of the REIT) under the circumstances described above in this Section 4.17(c)); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants or the Suspended Guarantees based on any actions taken or events occurring during the Suspension Period referred to below, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants or the Suspended Guarantees remained in effect during such period.  The period of time from and including the date of suspension of the Suspended Covenants to, but excluding, the Reinstatement Date or, if there is no Reinstatement Date, through and including the final maturity date of the Notes is referred to as a “Suspension Period.”  For purposes of clarity, it is understood that there may be one or more Suspension Periods and one or more Reinstatement Dates.

(d)   On the Reinstatement Date, all Indebtedness incurred during the applicable Suspension Period shall be classified as having been Incurred in compliance with clauses (1), (2) and (3) of Section 4.09 hereof, or, to the extent such Indebtedness would not be so permitted to be Incurred in compliance with clauses (1), (2) and (3) of Section 4.09 hereof, such Indebtedness shall be classified as having been Incurred pursuant to Section 4.09(4)(D) hereof.  Calculations made after the applicable Reinstatement Date of the amount available to be made as Restricted Payments pursuant to Section 4.07 hereof shall be made as though Section 4.07 had been in effect since the Issue Date and prior to, but not during the applicable Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period shall not reduce the amount available to be made as Restricted Payments under clause (C) of Section 4.07(a) hereof to the extent set forth in Section 4.07 hereof and the items specified in subclauses (i)-(iii) of clause (C) of Section 4.07(a) shall not increase the amount available to be made.  For purposes of determining compliance with Section 4.10 hereof, the amount of Excess Proceeds shall be deemed to be zero as of the Reinstatement Date.  For purposes of determining compliance with Section 4.08 hereof, on the Reinstatement Date, any consensual encumbrances or consensual restrictions of the type specified in clause (1) through (4) of Section 4.08(a) entered into during the Suspension Period shall be deemed to have been in effect on the Issue Date, such that they are permitted under Section 4.08(b)(1).  For purposes of determining compliance with Section 4.11 hereof, any Affiliate Transaction entered into after the Reinstatement Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Operating Partnership entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date pursuant to Section 4.11.

Section 4.18          Activities of Co-Issuer.

At all times while the Operating Partnership is not a corporation, there shall be a Co-Issuer that is a co-obligor of the Notes.  The Co-Issuer shall be a corporation and a Restricted Subsidiary and shall not hold any assets greater than $1,000, become liable for any material obligations or engage in any significant business activities; provided, that the Co-Issuer may be a co-obligor or guarantor with respect to Indebtedness if the Operating Partnership is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by the Operating Partnership or one or more Restricted Subsidiaries.  At any time while the Operating Partnership is a corporation, Co-Issuer may consolidate or merge with or into the Operating Partnership or any Restricted Subsidiary.

ARTICLE 5
SUCCESSORS

Section 5.01          Consolidation, Merger and Sale of Assets by the REIT or any Issuer.

(a)   None of the REIT or the Issuers shall consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of (collectively, a “transfer”) all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the REIT or any Issuer unless:

(1)   the REIT or such Issuer is the continuing Person, or the Person (if other than the REIT or such Issuer) formed by such consolidation or into which the REIT or such Issuer is merged or that acquired or leased such property and assets of the REIT or such Issuer is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the REIT or such Issuer under the REIT’s Note Guarantee, if any, or the Notes, as applicable, and under this Indenture, provided, however, that the Co-Issuer may not consolidate or merge with or into or dispose of all or substantially all of its property and assets to any Person other than a corporation satisfying such requirement so long as the Operating Partnership is not a corporation;

(2)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)   in the case of a transaction involving the Operating Partnership and not the REIT or Co-Issuer, immediately after giving effect to such transaction on a Pro Forma Basis, the Operating Partnership, or any Person becoming the successor obligor of the Notes, as the case may be, (A) could Incur at least $1.00 of Indebtedness in compliance with both clauses (1) and (3) of Section 4.09 hereof or (B) has a Leverage Ratio that is no higher than the Leverage Ratio of the Operating Partnership immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) shall not apply to (i) a consolidation or merger of one or more Restricted Subsidiaries with or into the Operating Partnership or (ii) any merger effected solely to change the state of domicile of the Operating Partnership; and

(4)   the REIT or such Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

(b)   Upon any consolidation or merger of the REIT or any Issuer or any transfer of all or substantially all of the REIT’s or any Issuer’s assets in accordance with Section 5.01(a) above, the successor Person formed by such consolidation or into which the REIT or such Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, the REIT or such Issuer, as applicable, and may exercise every one of the REIT’s or such Issuer’s rights and powers under this Indenture with the same effect as if such successor Person had been named therein as the REIT or such Issuer and, except in the case of the lease or a sale or other transfer of less than all assets, the REIT or such Issuer shall be released from the obligations under the Note Guarantee of the REIT, if in effect, or the Notes, as applicable, and this Indenture.  Notwithstanding the foregoing, if the REIT enters into a Note Guarantee, such Note Guarantee shall be automatically released as set forth in Section 10.05(b).

Section 5.02          Consolidation, Merger and Sale of Assets by a Subsidiary Guarantor

(a)   No Subsidiary Guarantor shall consolidate or merge with or into, or transfer (as such term is defined in Section 5.01(a) hereof) all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any Person (other than the Operating Partnership or another Subsidiary Guarantor), unless:

(1)   (A) such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such property and assets of such Subsidiary Guarantor is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor under its Note Guarantee and under this Indenture and (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; or

(2)   the transaction results in the release of such Subsidiary Guarantor’s Note Guarantee pursuant to Section 10.05(a) hereof, is made in compliance with Section 4.10 hereof and otherwise does not violate the provisions of this Indenture.

(b)   Upon any consolidation or merger of any Subsidiary Guarantor or any transfer of all or substantially all of any Subsidiary Guarantor’s assets in accordance with Section 5.02(a)(1) above, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, such Subsidiary Guarantor and may exercise every one of such Subsidiary Guarantor’s rights and powers under this Indenture with the same effect as if such successor Person had been named therein as such Subsidiary Guarantor and, except in the case of the lease or a sale or other transfer of less than all assets, such Subsidiary Guarantor shall be released from its obligations under its Note Guarantee, this Indenture.  Notwithstanding the foregoing, the Note Guarantee by a Subsidiary Guarantor shall be automatically released as set forth in Section 10.05(a).

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

Each of the following is an “Event of Default”:

(1)   default in the payment of principal of, or premium, if any, on any Note when it is due and payable at maturity, upon acceleration, redemption or otherwise;

(2)   default in the payment of interest on any Note when it is due and payable, and such default continues for a period of 30 days;

(3)   default in the performance or breach of Section 5.01 hereof or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.15 hereof;

(4)   the REIT, any Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the REIT, such Issuer or such Subsidiary Guarantor in this Indenture or under the Notes or the Note Guarantees (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5)   there occurs with respect to any Indebtedness of the REIT, any Issuer or any Significant Subsidiary having an outstanding principal amount of $50.0 million or more in the aggregate for all such Indebtedness of all such Persons, whether such Indebtedness exists on, or is created after, the Issue Date:

(A)  an event of default that has resulted in such Indebtedness being due and payable prior to its Stated Maturity (whether automatically, by declaration of the holders thereof or otherwise) and such Indebtedness has not been discharged in full or such acceleration of such Indebtedness has not been rescinded or annulled within 30 days of such acceleration; and/or

(B)  the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)   any final judgment or order (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against the REIT, any Issuer or any Significant Subsidiary (treating any deductibles, self-insurance or retention as not covered by insurance):

(A)  is rendered against the REIT, any Issuer or any Significant Subsidiary and is not paid or discharged; and

(B)  there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the REIT, any Issuer or any Significant Subsidiary to exceed $50.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)   a court having jurisdiction enters a decree or order for:

(A)  relief in respect of the REIT, any Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)  appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the REIT, any Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the REIT, any Issuer or any Significant Subsidiary; or

(C)  the winding up or liquidation of the affairs of the REIT, any Issuer or any Significant Subsidiary and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days;

(8)   the REIT, any Issuer or any Significant Subsidiary:

(A)  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(B)  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the REIT, any Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the REIT, any Issuer or any Significant Subsidiary;

(C)  effects any general assignment for the benefit of its creditors; or

(9)   any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases, or the Note Guarantees of a group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary cease, or the Note Guarantee of the REIT, if in effect, ceases, to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Note Guarantees, as the case may be, and this Indenture) or any such Guarantor or group of Subsidiary Guarantors, as the case may be, notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee or Note Guarantees, as the case may be.

Section 6.02          Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (7) or (8) of Section 6.01 hereof) shall have occurred and be continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Operating Partnership (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 hereof shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 hereof shall be remedied or cured by the REIT, the relevant Issuer or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clauses (7) or (8) of Section 6.01 hereof occurs, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Operating Partnership and to the Trustee, may waive any existing Default (except a Default in the payment of principal of, premium, if any, on, or interest on, the Notes) and rescind and annul a declaration of acceleration and its consequences if:

(X)          all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such acceleration, have been cured or waived, and

(Y)          the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03          Other Remedies.

If an Event of Default shall have occurred and be continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.

Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action that it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06          Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)   such Holder gives the Trustee written notice of a continuing Event of Default;

(2)   Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)   such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)   during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder; provided, that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance on the part of a Holder of a Note is unduly preferential or prejudicial to any other Holder.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on, such Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder of a Note.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof shall have occurred and be continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, on, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Operating Partnership (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Operating Partnership, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.  At least 15 days before such date, the Trustee shall mail to each Holder and the Operating Partnership a notice that states the record date, the payment date and the amount paid.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01          Duties of Trustee.

(a)   If an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)   Except during the continuance of an Event of Default:

(1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates and opinions specifically required to be delivered by the terms of this Indenture, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but will have no duty to confirm or investigate the accuracy of calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Operating Partnership.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee and such written notice references the Notes and this Indenture.

Section 7.02          Rights of Trustee.

(a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Operating Partnership shall be sufficient if signed by an Officer of the Operating Partnership or the REIT.

(f)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)   In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)   The Trustee may request that the Operating Partnership deliver a certificate, the form of which is attached as Exhibit F hereto, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions in or, loss of communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Operating Partnership or any Affiliate of the Operating Partnership with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Operating Partnership’s use of the proceeds from the Notes or any money paid to the Operating Partnership or upon the Operating Partnership’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05          Notice of Defaults.

If a Default or Event of Default shall have occurred and be continuing and if a Responsible Officer of the Trustee receives actual notice of such Default or Event of Default, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06          Reports by Trustee to Holders of the Notes.

(a)   Within 60 days after each July 15 beginning with July 15, 2018, and for so long as the Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) shall have occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA §313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)   A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Operating Partnership and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313 (d).  The Operating Partnership will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07          Compensation and Indemnity.

(a)   The Operating Partnership will pay to the Trustee from time to time such compensation as the Operating Partnership and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Operating Partnership will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and fees and expenses of the Trustee’s agents and counsel.

(b)   The Operating Partnership and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Operating Partnership and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Operating Partnership, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee will notify the Operating Partnership promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Operating Partnership will not relieve the Operating Partnership or any of the Guarantors of their obligations hereunder.  The Operating Partnership or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Operating Partnership will pay the reasonable fees and expenses of such counsel.  Neither the Operating Partnership nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)   The obligations of the Operating Partnership and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)   To secure the Operating Partnership’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)   When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)    The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08          Replacement of Trustee.

(a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Operating Partnership.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Operating Partnership in writing.  The Operating Partnership may remove the Trustee if:

(1)   the Trustee fails to comply with Section 7.10 hereof;

(2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)   a custodian or public officer takes charge of the Trustee or its property; or

(4)   the Trustee becomes incapable of acting.

(c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Operating Partnership will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Operating Partnership.

(d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Operating Partnership, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Operating Partnership.

(e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Operating Partnership.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Operating Partnership’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §§310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11          Preferential Collection of Claims Against Operating Partnership.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Operating Partnership may, at any time, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Operating Partnership’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers, the REIT and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and the Issuers, the REIT and the Guarantors will be deemed to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Operating Partnership, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)   the Issuers’ obligations with respect to such Notes under Article 2 hereof concerning issuing temporary Notes and the registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof, and the obligations of the REIT and the Issuers to provide the information required by Rule 144A(d)(4) under the Securities Act pursuant to Section 4.03 hereof;

(3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)   the provisions of this Article 8 (other than Section 8.03).

Subject to compliance with this Article 8, the Operating Partnership may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Operating Partnership’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers, the REIT and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.18 hereof and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers, the REIT and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees be unaffected thereby.  In addition, upon the Operating Partnership’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, (x) clauses (3), (4) (only with respect to covenants that are released as a result of such Covenant Defeasance), (5), (6), (7) (only with respect to Significant Subsidiaries), (8) (only with respect to Significant Subsidiaries) and (9) of Section 6.01 hereof shall not constitute Events of Default and (y) the Guarantors shall be automatically released from all of their obligations under their Note Guarantees and this Indenture and such Note Guarantees will be automatically released, terminated and discharged.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)   the Operating Partnership must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, and without consideration of any reinvestment thereof, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Operating Partnership must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)   in the case of Legal Defeasance, the Operating Partnership must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)   in the case of Covenant Defeasance, the Operating Partnership must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the REIT, the Issuers or any of the Guarantors is a party or by which the REIT, the Issuers or any of the Guarantors is bound; and

(6)   the Operating Partnership must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Operating Partnership acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Operating Partnership will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable government securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Operating Partnership from time to time upon the request of the Operating Partnership any money or non-callable government securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to Operating Partnership.

Any money deposited with the Trustee or any Paying Agent, or then held by the Operating Partnership, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Operating Partnership on its request or (if then held by the Operating Partnership) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Operating Partnership for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Operating Partnership as trustee thereof, will thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable government securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Operating Partnership makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Operating Partnership will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without notice to or the consent of any Holder of Notes, the REIT, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)   to cure any ambiguity, defect, omission or inconsistency in this Indenture or the Notes or Note Guarantees;

(2)   to provide for the assumption of the REIT’s, any Issuer’s or any Guarantor’s obligations to Holders of the Notes and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the REIT’s, any Issuer’s or such Guarantor’s assets in compliance with Article 5 hereof;

(3)   to evidence and provide for the acceptance of an appointment by a successor Trustee;

(4)   to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(5)   to add to the covenants of the REIT, any Issuer or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the REIT, any Issuer or any Guarantor;

(6)   to provide for the issuance of Additional Notes and related Note Guarantees in accordance with the terms of this Indenture;

(7)   to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, as set forth in an Officers’ Certificate of the Operating Partnership;

(8)   to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;

(9)   to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(10) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(11) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the holders of Notes in any material respect;

(12) to provide for a reduction in the minimum denominations of the Notes; or

(13) to comply with the rules of any applicable securities depositary.

Upon the request of the Operating Partnership and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the REIT, the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the REIT, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.15 hereof), the Notes and the

Note Guarantees with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any past Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Operating Partnership accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the REIT, the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Operating Partnership will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Operating Partnership to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  However, without the consent of each Holder affected, no modification, waiver or amendment under this Section 9.02 may:

(1)   change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)   reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)   change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(4)   change the date on which any Notes are subject to redemption or the price to be paid with respect to the redemption of the Notes as set forth in Section 3.07 hereof;

(5)   impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date or, in the case of an Offer to Purchase, on or after the specified purchase date) of any Note;

(6)   make any change in the amendment or waiver provisions of this Indenture which require each Holder’s consent, or reduce the percentage of the outstanding principal amount of Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(7)   waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(8)   release a Guarantor of the Notes other than in accordance with this Indenture;

(9)   after the time an Offer to Purchase is required to be made pursuant to Section 4.10 or Section 4.15 hereof, reduce the purchase price payable or the amount of Notes required to be purchased by the Issuers or extend the latest expiration date or purchase date thereunder; or

(10) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

Section 9.03          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Operating Partnership may not sign an amended or supplemental indenture until the Board of Directors of the Operating Partnership approves it.  Evidence of such approval shall be delivered to the Trustee with an Officers’ Certificate.  In executing any amended or supplemental indenture, the Trustee will receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Issuers, enforceable against them in accordance with its terms.

ARTICLE 10
NOTE GUARANTEES

Section 10.01       Guarantee.

(a)   Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes as against either of the Issuers or the obligations of the Issuers hereunder or thereunder, that:

(1)   the principal of, premium, if any, on, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)   The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture as against either of the Issuers, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)   If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount that after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.03       Execution and Delivery of Note Guarantee; Notation of Guarantee Not Required.

If an Officer of a Guarantor whose signature is on this Indenture (including any supplemental indenture pursuant to which such entity became a Guarantor) no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantee of such Guarantor will, nevertheless, be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

No Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination, suspension or discharge thereof.

The Operating Partnership shall cause each Restricted Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.16 hereof to comply with the provisions of Section 4.16 and this Article 10, subject to release of such Subsidiary Guarantor and to suspension of its Guarantee as provided in Section 4.17 and Section 10.05.

Section 10.04       [Reserved].

Section 10.05       Releases.

(a)   The Note Guarantee of a Subsidiary Guarantor shall automatically and unconditionally terminate and be released upon:

(1)   a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of the Subsidiary Guarantor such that the Subsidiary Guarantor is no longer a Restricted Subsidiary, in a transaction that does not violate the provisions of this Indenture, including to the extent applicable, Section 4.10 and Section 5.02 hereof;

(2)   the designation in accordance with this Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary;

(3)   such Subsidiary Guarantor no longer Guaranteeing or otherwise being an obligor with respect to any other Indebtedness of the Operating Partnership, the Co-Issuer, the REIT or any other Subsidiary Guarantor, provided that the foregoing provisions of this clause (3) and any release of such Subsidiary Guarantor’s Note Guarantee pursuant to this clause (3) shall not limit the obligation of such Subsidiary Guarantor to Guarantee (or of the Operating Partnership to cause such Subsidiary Guarantor to Guarantee) the Notes at any time thereafter pursuant to Section 4.16 hereof; or

(4)   Legal Defeasance or Covenant Defeasance of the Notes, in accordance with Article 8 hereof, or discharge of the Notes in accordance with Article 11 hereof.

(b)   If the REIT enters into a Note Guarantee, its Note Guarantee shall automatically and unconditionally terminate and be released upon:

(1)   the REIT no longer Guaranteeing or otherwise being an obligor with respect to any other Indebtedness of the Operating Partnership, the Co-Issuer or any Subsidiary Guarantor, provided that the foregoing provisions of this clause (1) and any release of the REIT’s Note Guarantee pursuant to this clause (1) shall not limit the obligation of the REIT to Guarantee the Notes at any time thereafter pursuant to Section 4.16 hereof; or

(2)   Legal Defeasance or Covenant Defeasance of the Notes, in accordance with Article 8 hereof, or discharge of the Notes in accordance with Article 11 hereof.

(c)   All of the Note Guarantees shall be automatically and unconditionally released under the circumstances set forth in Section 4.17, subject to reinstatement of the Note Guarantees under the circumstances set forth in Section 4.17.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(1)   either:

(A)  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(B)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in an amount as will be sufficient, without consideration of any reinvestment thereof, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption; provided that in the case of any deposit involving non-callable government securities, the sufficiency of such amount shall be confirmed by an opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants;

(2)   in respect of subclause (1)(B) of this Section 11.01, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(3)   the REIT, the Issuers and the Subsidiary Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

(4)   the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Operating Partnership must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (1)(B) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Operating Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on, the Notes if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or government securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any

Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Operating Partnership has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Operating Partnership shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or government securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01       Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

QTS Realty Trust, Inc.

12851 Foster Street

Overland Park, Kansas 66213

Facsimile No.:  (877) 637-1707

Attention:  Chief Financial Officer

With a copy to:

Hogan Lovells US LLP

555 13th Street, NW

Washington, DC 20004

Facsimile No.:  (202) 657-5910

Attention:  Eve N. Howard

For Deutsche Bank Trust Company Americas as Trustee, Registrar and Paying Agent:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop:  NYC60-1630

New York, New York 10005

Attn:  Corporates Team Deal Manager — QTS

Fax:  732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0801

Jersey City, New Jersey 07311

Attn:  Corporates Team Deal Manager — QTS

Fax:  732-578-4635

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.  When the Notes are in global form, all notices to Holders will be sent pursuant to Applicable Procedures, and when done so, such notices will be deemed to have been delivered for purposes of this Indenture.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Operating Partnership mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.02       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.03       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Operating Partnership to the Trustee to take any action under this Indenture, the Operating Partnership shall furnish to the Trustee:

(1)   an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied, provided, however, that no Opinion of Counsel shall be required to be furnished in connection with the authentication of the Initial Notes.

Section 12.04       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact, unless counsel rendering such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

Section 12.05       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

Section 12.06       No Personal Liability of Directors, Officers, Employees and Stockholders.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the REIT, any Issuer or any of the Guarantors in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, general partner (including the REIT), limited partner, stockholder, member, officer, director, employee or controlling person in their capacity as such of the REIT, any Issuer, the Guarantors or of any successor Person thereof.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.07       Governing Law, Consent to Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

To the fullest extent permitted by applicable law, each of the Issuers and the Guarantors hereby irrevocably submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Issuers and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  Each of the Issuers and the Guarantors hereby agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each of the Issuers and the Guarantors, and may be enforced in any courts to the jurisdiction of which the Issuers and the Guarantors are subject by a suit upon such judgment, provided, that service of process is effected upon the Issuers and the Guarantors in a manner specified herein or as otherwise permitted by law.

Section 12.08       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the REIT, the Operating Partnership or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09       Successors.

All agreements of the Issuers and the REIT in this Indenture and the Notes will bind their successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.10       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to all of the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes hereunder.

Section 12.12       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13       USA Patriot Act

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 12.14       Waiver of Jury Trial

EACH OF THE ISSUERS, THE REIT, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

[Signatures on following page]

SIGNATURES

Dated as of November 8, 2017

QUALITYTECH, LP, as Issuer

By:	QTS Realty Trust, Inc., a Maryland corporation, its general partner

By:		/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	General Counsel and Secretary

QTS FINANCE CORPORATION, as Issuer

By:		/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	General Counsel and Secretary

QTS REALTY TRUST, INC.

By:		/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	General Counsel and Secretary

The Following Party as Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and Paying Agent

By:	Deutsche Bank National Trust Company

By:		/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

By:		/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

THE FOLLOWING PARTIES AS SUBSIDIARY GUARANTORS:

QUALITY INVESTMENT PROPERTIES METRO, LLC
QUALITY INVESTMENT PROPERTIES, SUWANEE, LLC
QUALITY TECHNOLOGY SERVICES METRO II, LLC
QUALITY TECHNOLOGY SERVICES, SUWANEE II, LLC
QUALITY INVESTMENT PROPERTIES SACRAMENTO, LLC
QUALITY TECHNOLOGY SERVICES SACRAMENTO II, LLC
QUALITY INVESTMENT PROPERTIES MIAMI, LLC
QUALITY TECHNOLOGY SERVICES, MIAMI II, LLC
QUALITY INVESTMENT PROPERTIES SANTA CLARA
QUALITY TECHNOLOGY SERVICES SANTA CLARA II, LLC
QUALITY INVESTMENT PROPERTIES IRVING, LLC
QUALITY TECHNOLOGY SERVICES IRVING II, LLC
QUALITY TECHNOLOGY SERVICES JERSEY CITY, LLC
QUALITY TECHNOLOGY SERVICES, N.J., LLC
QUALITY TECHNOLOGY SERVICES, N.J. II, LLC
QTS INVESTMENT PROPERTIES PRINCETON, LLC
QUALITY TECHNOLOGY SERVICES PRINCETON II, LLC
QTS INVESTMENT PROPERTIES CHICAGO, LLC
QUALITY INVESTMENT PROPERTIES LENEXA, LLC
QUALITY TECHNOLOGY SERVICES CHICAGO II, LLC
QUALITY INVESTMENT PROPERTIES GATEWAY, LLC
QUALITY TECHNOLOGY SERVICES LENEXA, LLC
QUALITY TECHNOLOGY SERVICES LENEXA II, LLC
QUALITY INVESTMENT PROPERTIES RICHMOND, LLC
QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC
QTS CRITICAL FACILITIES MANAGEMENT, LLC
QUALITY TECHNOLOGY SERVICES, LLC
QUALITY TECHNOLOGY SERVICES NORTHEAST, LLC
QUALITY INVESTMENT PROPERTIES IRVING II, LLC
QUALITY TECHNOLOGY SERVICES HOLDING, LLC
QTS INVESTMENT PROPERTIES CARPATHIA, LLC
WHALE VENTURES LLC
QTS INVESTMENT PROPERTIES PISCATAWAY, LLC
QUALITY TECHNOLOGY SERVICES PISCATAWAY II, LLC
QAE ACQUISITION COMPANY, LLC
SERVERVAULT LLC
CARPATHIA HOSTING, LLC
CARPATHIA ACQUISITION, LLC
QTS INVESTMENT PROPERTIES FORTH WORTH, LLC
QUALITY TECHNOLOGY SERVICES FORT WORTH II, LLC

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel and Secretary

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP(1)/ISIN(2)

4.750% Senior Notes due 2025

No.                                                                                                                                                                              $               *

QUALITYTECH, L.P.
QTS FINANCE CORPORATION

promises to pay to Cede & Co. or its registered assigns,

the principal sum of                                                   DOLLARS [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto)](3) on November 15, 2025.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:

Reference is hereby made to the further provisions of this Note contained on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1)  Rule 144A Note CUSIP:  74759B AD5

Regulation S Note CUSIP:  U5730P AB3

IAI Note CUSIP: 74759B AE3

(2)  Rule 144A Note ISIN:  US74759BAD55

Regulation S Note ISIN: USU5730PAB32

IAI Note ISIN: US74759BAE39

(3)  Use this only if the Note is a Global Note.

QUALITYTECH, L.P.

By: QTS Realty Trust, Inc., its sole general partner

By:
Name:
Title:

QTS FINANCE CORPORATION

By:
Name:
Title:

This is one of the 4.750% Senior Notes due 2025 referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Name:
Title:

[Back of Note]
4.750% Senior Notes due 2025

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST.  QUALITYTECH, L.P., a Delaware limited partnership (the “Operating Partnership”), and QTS FINANCE CORPORATION, a Delaware corporation (the “Co-Issuer,” and together with the Operating Partnership, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 4.750% per annum from November 8, 2017 until maturity.  The Issuers will pay interest semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 8, 2017; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2018.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Operating Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which have provided wire transfer instructions to the Operating Partnership or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR.  Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Operating Partnership may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Operating Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE.  The Issuers issued the Notes under an Indenture dated as of November 8, 2017 (the “Indenture”) among the Issuers, the REIT, the Subsidiary Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuers.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to November 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes, if any), upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of Holders on any relevant record date to receive interest due on any Interest Payment Date falling on or prior to such redemption date), with an amount of cash equal to the net cash proceeds from one or more Equity Offerings; provided that:

(i) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date (excluding Notes held directly or indirectly by the REIT, the Operating Partnership, the Co-Issuer or their respective Affiliates) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of the related Equity Offering.

(b) At any time prior to November 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of Holders of Notes on any relevant record date to receive interest due on any Interest Payment Date falling on or prior to such redemption date).

(c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to November 15, 2020.

(d) On or after November 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but excluding, the date of redemption, if redeemed during the twelve-month period beginning on November 15 of the years indicated below (subject to the rights of Holders on any relevant record date to receive interest due on any Interest Payment Date falling on or prior to such redemption date):

Year	Percentage
2020	103.563%
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.  Except as set forth in Sections 4.10 and 4.15 of the Indenture, the Issuers are not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes.  The Issuers may from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Unless (i) the Issuers have previously or concurrently mailed a redemption notice with respect to all outstanding Notes pursuant to Section 3.07 of the Indenture and the redemption to which such redemption notice relates is not subject to the satisfaction of any conditions or, if so subject, all conditions precedent applicable to such redemption have been satisfied or (ii) a third party makes an Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase, the Issuers must commence, within 30 days of the occurrence of a Change of Control Trigger Event, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Payment Date.

(b) If the Operating Partnership or a Restricted Subsidiary of the Operating Partnership consummates any Asset Sale, and as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.10 of the Indenture totals more than $25.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all holders of other Pari Passu

Indebtedness containing provisions similar to those set forth in Section 4.10 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other Pari Passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness (or, in the case of such Pari Passu Indebtedness represented by securities sold at a discount, not more than the accreted value thereof at such time), plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Payment Date.

(8) NOTICE OF REDEMPTION.  Subject to Sections 4.10 and 4.15 of the Indenture, at least 15 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article 11 of the Indenture.  Notice of any redemption upon any Equity Offering pursuant to Section 3.07(a) of the Indenture may be given prior to the completion of such Equity Offering.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Operating Partnership may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar and the Operating Partnership will not be required to exchange or register the transfer of any Note or portion of a Note selected for redemption (except for the unredeemed portion of any Note being redeemed in part) or any Note (or portion thereof) tendered for purchase by the Issuers in an Offer to Purchase made as a result of a Change of Control Trigger Event or Asset Sale.  Also, the Registrar and the Operating Partnership will not be required to exchange or register the transfer of any Notes for a period of 15 days prior to the date on which a notice of redemption of Notes to be redeemed is sent to Holders.

(10) PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes.  Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions set forth in Section 9.02 of the Indenture, the Indenture (including, without limitation, Section 4.10 and Section 4.15 thereof), the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any past Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Without notice to or the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect, omission or inconsistency in the Indenture or the Notes or Note Guarantees, to provide for the assumption of the REIT’s, any Issuer’s or any Guarantor’s obligations to Holders of the Notes and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the REIT’s, any Issuer’s or such Guarantor’s assets in compliance with Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder in any material respect, to evidence and provide for the acceptance of an appointment by a successor Trustee, to add to the covenants of the REIT, any Issuer or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the REIT, any Issuer or any Guarantor, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, as set forth in an Officers’ Certificate of the Operating Partnership, to provide for the issuance of

Additional Notes and related Note Guarantees in accordance with the terms of the Indenture, to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture, to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes, provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes, to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the Holders of Notes in any material respect, to provide for a reduction in the minimum denomiations of the Notes or to comply with the rules of any applicable securities depositary.

(12) DEFAULTS AND REMEDIES.  Events of Default include:  (1) default in the payment of principal of, or premium, if any, on any Note when it is due and payable at maturity, upon acceleration, redemption or otherwise; (2) default in the payment of interest on any Note when it is due and payable, and such default continues for a period of 30 days; (3) default in the performance or breach of Section 5.01 of the Indenture or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with Sections 4.10 or 4.15 of the Indenture; (4) the REIT, any Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the REIT, such Issuer or such Subsidiary Guarantor in the Indenture or under the Notes or the Note Guarantees (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (5) there occurs with respect to any Indebtedness of the REIT, any Issuer or any Significant Subsidiary having an outstanding principal amount of $50.0 million or more in the aggregate for all such Indebtedness of all such Persons, whether such Indebtedness exists on, or is created after, the Issue Date:  (a) an event of default that has resulted in such Indebtedness being due and payable prior to its Stated Maturity (whether automatically, by declaration of the holders thereof or otherwise) and such Indebtedness has not been discharged in full or such acceleration of such Indebtedness has not been rescinded or annulled within 30 days of such acceleration; and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against the REIT, any Issuer or any Significant Subsidiary (treating any deductibles, self-insurance or retention as not covered by insurance):  (a) is rendered against the REIT, any Issuer or any Significant Subsidiary and is not be paid or discharged; and (b) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the REIT, any Issuer or any Significant Subsidiary to exceed $50.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (7) certain events of bankruptcy or insolvency with respect to the REIT, any Issuer or any Significant Subsidiary; or (8) any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases, or the Note Guarantees of a group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary cease, or the Note Guarantee of the REIT, if in effect, ceases, to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Note Guarantees, as the case may be, and this Indenture) or any such Guarantor or group of Subsidiary Guarantors, as the case may be, notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee or Note Guarantees, as the case may be.  In the case of an Event of Default specified in clauses (7) or (8) of this Section 12 hereof occurs, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  If any other Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Operating Partnership (and to the Trustee if such notice is given by the Holders) may, and the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of this Section 12 hereof occurs and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of this Section 12 hereof shall be remedied or cured by the REIT, the relevant Issuer or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee receives actual notice of such Default or Event of Default, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Each of the Issuers and the Guarantors is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and each of the Issuers and the Guarantors shall deliver to the Trustee, promptly, and in any event within 30 days, after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the REIT, the Issuers or the applicable Subsidiary Guarantor is taking or proposes to take with respect thereto.

(13) TRUSTEE DEALINGS WITH OPERATING PARTNERSHIP.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, and perform services for the Operating Partnership or its Affiliates, and may otherwise deal with the Operating Partnership or its Affiliates, with the same rights as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS.  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the REIT, any Issuer or any of the Guarantors in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, general partner (including the REIT), limited partner, stockholder, member, officer, director, employee or controlling person in their capacity as such of the REIT, any Issuer, the Guarantors or of any successor Person thereof.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Operating Partnership has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Operating Partnership will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

QTS Realty Trust, Inc.

12851 Foster Street

Overland Park, Kansas 66213

Facsimile No.:  (877) 637-1707

Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                    to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:                         ,

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                               ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*          This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

QualityTech, LP

12851 Foster Street

Overland Park, Kansas 66213

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention:  Transfer Dept.

Email:  dwac.processing@db.com

With copy:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One — 6th floor

MSJCY03-0801

Jersey City, New Jersey  07311

Attn:  Corporates Team Deal Manager — QTS

Fax:  732-578-4635

Re:  4.750% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of November 8, 2017 (the “Indenture”), among QualityTech, LP (the “Operating Partnership”), QTS Finance Corporation (the “Co-Issuer” and together with the Operating Partnership, the “Issuers”), QTS Realty Trust, Inc. (the “REIT”), the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted  Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that

(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, either (x) the Transferor is not an Issuer, Guarantor, an Initial Purchaser, an affiliate of an Issuer, a Guarantor or an Initial Purchaser, a dealer (as defined in Section 2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration in respect of the Transfer or (y) the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note  and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note  pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Operating Partnership or a subsidiary thereof;

or

(c) ☐ [intentionally omitted];

(d) ☐ such Transfer is being effected to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) under the Securities Act (an “IAI”) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and any applicable foreign securities laws and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.              The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP 74759B AD5), or

(ii)           ☐ Regulation S Global Note (CUSIP U5730P AB3), or

(iii)          ☐ IAI Global Note (CUSIP 74759B AE3), or

(b)                                 ☐ a Restricted Definitive Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP 74759B AD5), or

(ii)           ☐ Regulation S Global Note (CUSIP U5730P AB3), or

(iii)          ☐ IAI Global Note (CUSIP 74759B AE3); or

(iv)          ☐ Unrestricted Global Note (CUSIP                 ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

QualityTech, LP

12851 Foster Street

Overland Park, Kansas 66213

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention:  Transfer Dept.

Email:  dwac.processing@db.com

With copy:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One — 6th floor

MSJCY03-0801

Jersey City, New Jersey  07311

Attn:  Corporates Team Deal Manager — QTS

Fax:  732-578-4635

Re:  4.750% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of November 8, 2017 (the “Indenture”), among QualityTech, LP (the “Operating Partnership”), QTS Finance Corporation (the “Co-Issuer” and together with the Operating Partnership, the “Issuers”), QTS Realty Trust, Inc. (the “REIT”), the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                      , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $               in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the

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restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States and any applicable foreign securities laws.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

QualityTech, LP

12851 Foster Street

Overland Park, Kansas 66213

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention:  Transfer Dept.

Email:  dwac.processing@db.com

With copy:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One — 6th floor

MSJCY03-0801

Jersey City, New Jersey  07311

Attn:  Corporates Team Deal Manager — QTS

Fax:  732-578-4635

Re:  4.750% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of November 8, 2017 (the “Indenture”), among QualityTech, LP (the “Operating Partnership”), QTS Finance Corporation (the “Co-Issuer” and together with the Operating Partnership, the “Issuers”), QTS Realty Trust, Inc. (the “REIT”), the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                aggregate principal amount of:

(a) ☐ beneficial interests in a Global Note, or

(b) ☐ Definitive Notes, we confirm that:

1.  We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered, pledged, sold or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Operating Partnership or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Operating Partnership and the Registrar a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Operating Partnership to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration

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statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.  We understand that, on any proposed resale or other transfer of the Notes or beneficial interest therein, we will be required to furnish to the Registrar and the Operating Partnership such certifications, legal opinions and other information the Registrar and the Operating Partnership may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Operating Partnership are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                          , among                       (the “Guaranteeing Subsidiary”), a subsidiary of QualityTech, LP (or its permitted successor), a Delaware limited partnership (the “Operating Partnership”), the Co-Issuer, the REIT, the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Operating Partnership has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 8, 2017 providing for the issuance of 4.750% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Operating Partnership’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.  NOTICES.  All notices or other communications to the Guaranteeing Subsidiary shall be given as provided in Section 12.01 of the Indenture.

4.  NO RECOURSE AGAINST OTHERS.  No recourse for the payment of the principal of, premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the REIT, any Issuer or any of the Guarantors in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, general partner (including the REIT), limited partner, stockholder, member, officer, director, employee or controlling person in their capacity as such of the REIT, any Issuer, the Guarantors or of any successor Person thereof.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.  RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

6.  NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.  COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.  THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Operating Partnership.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[OPERATING PARTNERSHIP]

By:
Name:
Title:

[CO-ISSUER]

By:
Name:
Title:

[REIT]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar and Paying Agent

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

INCUMBENCY CERTIFICATE

The undersigned, Daniel T. Bennewitz, being the Chief Operating Officer — Sales, Marketing and Product of QTS Realty Trust, Inc. (the “REIT”), a Maryland corporation and general partner of QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”)  does hereby certify, on behalf of the REIT in its capacity as general partner of the Operating Partnership, that the individuals listed below are qualified and acting officers of the REIT as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to provide, on behalf of the Operating Partnership, directions to and execute, on behalf of the Operating Partnership, documents to be delivered to, or upon the request of, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture dated as of November 8, 2017, by and among the Operating Partnership, QTS Finance Corporation, a Delaware corporation, the REIT, the subsidiary guarantors party thereto and the Trustee.

Name	Title	Signature

Jeffrey H. Berson	Chief Financial Officer and Treasurer

Shirley E. Goza	General Counsel and Secretary

William H. Schafer	Executive Vice President — Finance and Accounting

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the             day of                , 20      .

QUALITYTECH, LP

By:	QTS REALTY TRUST, INC.,
its general partner

By:
Name:	Daniel T. Bennewitz
Title:	Chief Operating Officer —
Sales, Marketing and Product

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